EXHIBIT 4.1
ABITIBIBOWATER INC.
(Successor by merger to ABI Escrow Corporation)
10.25% SENIOR SECURED NOTES DUE 2018
AMENDED AND RESTATED INDENTURE
Dated as of May 12, 2011
WELLS FARGO BANK, NATIONAL ASSOCIATION
as
Trustee
and
Collateral Agent

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EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE

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     AMENDED AND RESTATED INDENTURE, dated as of May 12, 2011, among ABITIBIBOWATER INC., a Delaware corporation (the “Company”), as successor by merger to ABI Escrow Corporation, a Delaware corporation (the “Escrow Issuer”), each of the Guarantors from time to time party hereto, as guarantors, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”) and as Collateral Agent.
     WHEREAS, the Escrow Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of October 4, 2010 (as amended by that certain First Supplemental Indenture, dated as of December 9, 2011 (the “First Supplemental Indenture”), the “Original Indenture”), providing for the issuance of the Escrow Issuer’s 10.25% Senior Secured Notes due 2018 (the “Notes”), of which $850,000,000 aggregate principal amount have heretofor been authenticated;
     WHEREAS, substantially concurrently with the execution and delivery of the First Supplemental Indenture, the Escrow Issuer merged into the Company, with the Company continuing as the surviving corporation, and the Guarantors executed and delivered Note Guarantees;
     WHEREAS, on or after the Release Date (as defined herein), (i) Bowater Incorporated changed its name to AbiBow US Inc.; (ii) each of Bowater Alabama LLC, Bowater Newsprint South Operations LLC, Bowater America Inc., Abitibi-Consolidated Alabama Corporation, and Alabama River Newsprint Company merged into AbiBow US Inc.; (iii) Abitibi-Consolidated Corp. converted to AbiBow Recycling LLC, a Delaware limited liability company; and (iv) Abitibi Consolidated Sales Corporation converted to Abitibi Consolidated Sales LLC, a Delaware limited liability company; and
     WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the New Issuer and the Guarantors are authorized to execute and deliver this Indenture without the consent of any Holder to amend and restate the Original Indenture as set forth herein;
     In this Indenture, except where otherwise indicated, all references to “dollars” and “$” are to the lawful currency of the United States.
     The Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 10.25% Senior Secured Notes due 2018 (the “Notes”):
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01. Definitions.
     “144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
     “ABL Credit Agreement” means the credit agreement, to be dated on or prior to the Release Date among the Issuer and the other Subsidiaries of the Issuer party thereto, the various lenders and agents party thereto and Citibank, N.A., as administrative agent, together with any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities, receivables securitization facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or com-

mitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder, alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders or investors.
     “ABL Facility Collateral Agent” means Citibank, N.A., as collateral agent under the ABL Credit Agreement, and its successors, replacements and/or assigns in such capacity.
     “ABL Obligations” means (x) the Indebtedness and other obligations which are secured by a Lien on the Collateral permitted by clause (2) of the definition of “Permitted Liens” and (y) obligations in respect of “Bank Products” (as defined in the Intercreditor Agreement) that are permitted to be secured pursuant to the definition of “Permitted Liens.”
     “Acquired Debt” means, with respect to any specified Person:
     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and
     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
     “Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02, as part of the same series as the Initial Notes.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
     “Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
     “Applicable Accounting Standards” means, as of the Issue Date, U.S. GAAP; provided, however, that the Issuer may, upon not less than sixty (60) days’ prior written notice to the Trustee, change to IFRS; provided, however, that notwithstanding the foregoing, if the Issuer changes to IFRS, it may elect, in its sole discretion, to continue to utilize U.S. GAAP for the purposes of making all calculations under this Indenture that are subject to Applicable Accounting Standards and the notice to the Trustee required upon the change to IFRS shall set forth whether or not the Issuer intends to continue to use U.S. GAAP for purposes of making all calculations under this Indenture. In the event the Issuer elects to change to IFRS for purposes of making calculations under this Indenture, references in this Indenture to a standard or rule under U.S. GAAP shall be deemed to refer to the most nearly comparable standard or rule under IFRS.
     “Applicable Premium” means, with respect to a Note, the greater of:
     (1) 1.0% of the then outstanding principal amount of such Note and

     (2) (A) the present value of all remaining required interest and principal payments due on such Note and all premium payments relating to such Note assuming a redemption date of October 15, 2014, computed using a discount rate equal to the Treasury Rate plus 50 basis points, minus
     (B) the then outstanding principal amount of such Note, minus
     (C) accrued interest paid on the date of redemption.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
     “Asset Sale” means:
     (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 and/or Section 5.01 and not by the provisions of Section 4.10; and
     (2) the issuance of Equity Interests by any of the Issuer’s Restricted Subsidiaries or the sale of Equity Interests in any of the Issuer’s Subsidiaries (other than directors’ qualifying Equity Interests or Equity Interests required by applicable law to be held by a Person other than the Issuer or one of its Restricted Subsidiaries).
     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
     (1) any single transaction or series of related transactions that involves assets not constituting Notes Priority Collateral having a Fair Market Value of less than $15.0 million;
     (2) any single transaction or series of related transactions that involves assets constituting Notes Priority Collateral having a Fair Market Value of less than $5.0 million;
     (3) a transfer of assets constituting Notes Priority Collateral between or among the Issuer and the Guarantors;
     (4) a transfer of assets that are not Notes Priority Collateral between or among the Issuer and its Restricted Subsidiaries; provided that in the case of a transfer by the Issuer or a Restricted Subsidiary (other than an Existing Restricted Subsidiary JV) to an Existing Restricted Subsidiary JV, the Issuer or such Restricted Subsidiary receives consideration (excluding consideration consisting of Excluded Assets) at least equal to the Fair Market Value of the assets transferred to the Existing Restricted Subsidiary JV;
     (5) an issuance of Equity Interests by a Restricted Subsidiary of the Issuer to the Issuer or to a Restricted Subsidiary of the Issuer (other than Equity Interests of a Restricted Subsidiary that is not an Existing Restricted Subsidiary JV to an Existing Restricted Subsidiary JV);
     (6) the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets;
     (7) the sale or other disposition of Cash Equivalents not constituting Collateral;

     (8) a Restricted Payment that does not violate Section 4.07 or a Permitted Investment;
     (9) the licensing of intellectual property or other general intangibles to third persons on customary terms in the ordinary course of business;
     (10) the sale, lease, sublease, license, sublicense, consignment, conveyance or other disposition of inventory not constituting Collateral in the ordinary course of business, including leases with respect to facilities that are temporarily not in use or pending their disposition, or accounts receivable in connection with the compromise, settlement or collection thereof;
     (11) dispositions of accounts receivable and related assets to a Receivables Entity in connection with a Qualified Receivables Transaction;
     (12) a disposition of leasehold improvements or leased assets in connection with the termination of any operating lease;
     (13) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive factoring or similar arrangements;
     (14) any sale of Equity Interests in, or other ownership interests in or assets or property, including Indebtedness, or other securities of, an Unrestricted Subsidiary;
     (15) (A) any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Permitted Business of comparable or greater market value or usefulness to the business of the Issuer and the Restricted Subsidiaries as a whole, as determined in good faith by the Issuer, and (B) in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and the Restricted Subsidiaries as a whole, as determined in good faith by the Issuer; provided that if the assets transferred pursuant to this clause (15) are Notes Priority Collateral the assets received in exchange therefor shall be Notes Priority Collateral;
     (16) any sale, conveyance or other disposition of assets of any Restricted Subsidiary that is not a Wholly owned Restricted Subsidiary, except to the extent that the proceeds thereof are distributed to the Issuer or a Wholly owned Restricted Subsidiary;
     (17) any foreclosure or any similar action with respect to the property or other assets of the Issuer or any Restricted Subsidiary;
     (18) any sale, conveyance or other disposition of property or assets of the Issuer or any Restricted Subsidiary (whether in a single transaction or a series of related transactions) in connection with and pursuant to the Plans of Reorganization; and
     (19) the creation of or realization on a Lien to the extent that the granting of such Lien was not in violation of Section 4.12.
     “Assumption” means the satisfaction of each of the conditions set forth in Section 5(a) of the Escrow Agreement and the merger of the Escrow Issuer with and into the Company, with the Company continuing as the surviving corporation.

     “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with Applicable Accounting Standards; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”
     “Augusta” means Augusta Newsprint Company, a Georgia partnership, and its successors.
     “Bankruptcy Courts” means each of the United States Bankruptcy Court for the District of Delaware and the Superior Court of Quebec in Canada.
     “Bankruptcy Law” means Title 11, U.S. Code, the BIA, the CCAA, the WURA or any similar federal, provincial or state law for the relief or bankruptcy of debtors.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
     “BIA” means the Bankruptcy and Insolvency Act (Canada).
     “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
     (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;
     (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
     (4) with respect to any other Person, the board or committee of such Person serving a similar function.
     “Borrowing Base” means, as of any date, an amount equal to:
     (1) the excess, if positive, of (x) 85% of the face amount of all accounts receivable owned by the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date over (y) $125.0 million; plus
     (2) the excess, if positive, of (x) 65% of the book value of all Eligible Inventory owned by the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date over (y) $25.0 million.
     “Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

     “Business Day” means any day other than a Legal Holiday.
     “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with Applicable Accounting Standards, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
     “Cash Equivalents” means:
     (1) United States dollars and Canadian dollars or any other currency freely convertible into United States or Canadian dollars;
     (2) securities issued or directly and fully guaranteed or insured by the Canadian or United States government or any agency or instrumentality of the Canadian or United States government (provided that the full faith and credit of Canada or the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;
     (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the ABL Credit Agreement or with any Canadian or United States commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;
     (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
     (5) commercial paper having one of the two highest ratings categories (without regard to any gradations or qualifiers within any rating category) obtainable from Moody’s or S&P and, in each case, maturing within nine months after the date of acquisition;
     (6) securities issued by any state of the United States of America, any province of Canada or any political subdivision or any public instrumentality of any such state or province maturing within one year from the date of acquisition thereof and at the time of acquisition the-

reof, having one of the two highest ratings categories (without regard to any gradations or qualifiers within any rating category) obtainable from either S&P or Moody’s;
     (7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and
     (8) local currencies held by the Issuer or any of its Restricted Subsidiaries, from time to time in the ordinary course of business and consistent with past practice.
     “Casualty or Condemnation Event” means any taking under power of eminent domain or similar proceeding and any insured loss, in each case, relating to property or other assets that constituted Collateral.
     “CCAA” means the Companies’ Creditors Arrangement Act (Canada).
     “Change of Control” means the occurrence of any of the following:
     (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);
     (2) the adoption of a plan relating to the liquidation or dissolution of the Issuer (other than a plan of liquidation of the Issuer that is a liquidation for tax purposes only);
     (3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer, measured by voting power rather than number of shares;
     (4) the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Issuer outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction); or
     (5) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.
     Notwithstanding the foregoing: (A) any holding company whose only significant asset is Equity Interests of the Issuer or any of its direct or indirect parent companies shall not itself be considered a “person” or “group” for purposes of clause (2) above; (B) the transfer of assets between or among the Guarantors and the Issuer shall not itself constitute a Change of Control; (C) the term “Change of Control” shall not include a merger or consolidation of the Issuer with, or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Issuer’s assets to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Issuer in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; and (D) a “person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock purchase agree-

ment, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement.
     “Clearstream” means Clearstream Banking, S.A.
     “Collateral” has the meaning given such term by the Intercreditor Agreement.
     “Collateral Agent” means the Trustee, in its capacity as collateral agent for the Holders of Notes and holders of Permitted Additional Pari Passu Obligations, together with its successors in such capacity.
     “Collateral Proceeds Account” means a deposit account or securities account established by the Collateral Agent for purposes of holding the Net Proceeds of Notes Priority Collateral pending release in accordance with Section 13.08.
     “Company” means AbitibiBowater Inc., a Delaware corporation, and any successor in interest thereto.
     “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
     (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
     (2) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus
     (3) depreciation, amortization (including amortization of intangibles, deferred financing fees, debt incurrence costs, commissions, fees and expenses, but excluding amortization of prepaid cash expenses that were paid in a prior period), depletion and other non-cash expenses or charges (including any write-offs of debt issuance or deferred financing costs or fees and impairment charges and the impact on depreciation and amortization of purchase accounting, but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such Consolidated Net Income; plus
     (4) the amount of net loss resulting from the payment of any premiums, fees or similar amounts that are required to be paid under the terms of the instrument(s) governing any Indebtedness upon the repayment, prepayment or other extinguishment of such Indebtedness in accordance with the terms of such Indebtedness; plus
     (5) business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility consolidations, retention, headcount reductions, systems establishment costs, contract termination costs, future lease commitments and excess pension charges) in an amount not to exceed $50.0 million for any four fiscal quarter period; plus

     (6) nonrecurring charges or expenses made or incurred in connection with any restructuring, and transaction costs incurred in connection with any acquisition, in each case to the extent deducted in computing such Consolidated Net Income; plus
     (7) any impairment charges or asset write-offs, in each case pursuant to Applicable Accounting Standards, and the amortization of intangibles arising pursuant to Applicable Accounting Standards; plus
     (8) any expenses incurred in connection with the ongoing administration of the Creditor Protection Proceedings; minus
     (9) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with Applicable Accounting Standards.
     Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Issuer will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Issuer only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Issuer by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.
     “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis determined in accordance with Applicable Accounting Standards and without any reduction in respect of preferred stock dividends; provided that:
     (1) all extraordinary gains and losses and all gains and losses realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness or Hedging Obligations, together with any related provision for taxes on any such gain, will be excluded;
     (2) the net income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;
     (3) the net income (or loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; provided that for purposes of determining Consolidated Cash Flow, the net income of any such Restricted Subsidiary that is a Guarantor will be included;
     (4) the cumulative effect of a change in accounting principles will be excluded;

     (5) notwithstanding clause (2) above, the net income of any Unrestricted Subsidiary will be excluded to the extent received by the specified Person or one of its Restricted Subsidiaries;
     (6) any restoration to or deduction from income related to the post-emergence settlement of pre-petition claims obligations in relation to Creditor Protection Proceedings following the Issue Date will be excluded provided such obligations are payable as expressly contemplated in the Plans of Reorganization;
     (7) any charges or credits relating to any purchase accounting adjustments or any non-cash reorganization expenses (including, without limitation, expenses incurred after the Release Date in connection with the Plans of Reorganization) or charges resulting from the adoption of fresh start accounting principles will be excluded;
     (8) (i) any (a) one-time non-cash compensation charges, (b) non-cash costs or expenses resulting from stock option plans, employee benefit plans, compensation charges or postemployment benefit plans, or grants or awards of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights and (c) write-offs or write-downs of goodwill will be excluded and (ii) any asset impairment charge (other than impairments of goodwill) shall be recognized on a straight line basis over the ten year period commencing with the date such charges would otherwise be recognized in accordance with Applicable Accounting Standards;
     (9) any gain or loss for such period from currency translation gains or losses or net gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk entered in relation with Indebtedness) will be excluded;
     (10) any unrealized net after-tax income (loss) from Hedging Obligations or cash management Obligations and the application of Accounting Standards Codification Topic 815 “Derivatives and Hedging” or from other derivative instruments shall be excluded;
     (11) non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 “Debt–Debt with Conversion Options–Recognition” shall be excluded;
     (12) any charges resulting from the application of Accounting Standards Codification Topic 805 “Business Combinations,” Accounting Standards Codification Topic 350 “Intangibles–Goodwill and Other,” Accounting Standards Codification Topic 360-10-35-15 “Impairment or Disposal of Long-Lived Assets,” Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity–Overall–Recognition” or Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures” shall be excluded; and
     (13) the amortization or write-off of financing fees in connection with the Transactions shall be excluded.
     “Consolidated Priority Debt” means, as of any date of determination, an amount, without duplication, equal to the aggregate principal amount of (i) all outstanding Indebtedness of the Issuer and the Guarantors as of such date that is secured by a Permitted Lien pursuant to clauses (1), (2), (4), (5), (7), (8), (13) (to the extent representing a refinancing of Indebtedness otherwise described in this clause (i)),

(28), (37) and (38) of the definition thereof plus (ii) all outstanding Indebtedness of Restricted Subsidiaries that are not Guarantors as of such date.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who:
     (1) was a member of such Board of Directors on the Issue Date; or
     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
     “Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 14.02 or such other address as to which the Trustee may give notice to the Issuer.
     “Credit Facilities” means one or more debt facilities or commercial paper facilities (including without limitation the credit facilities provided under the ABL Credit Agreement), in each case, with banks or other lenders or credit providers or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), bankers’ acceptances, letters of credit or issuances of senior secured notes, including any related notes, guarantees, collateral documents, instruments, documents and agreements executed in connection therewith and in each case, as amended, restated, modified, renewed, extended, supplemented, restructured, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including, in each case, by means of sales of debt securities to institutional investors) in whole or in part from time to time, in one or more instances and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders), including into one or more separate instruments or facilities, in each case, whether any such amendment, restatement, modification, renewal, extension, supplement, restructuring, refunding, replacement or refinancing occurs simultaneously or not with the termination or repayment of a prior Credit Facility.
     “Creditor Protection Proceedings” has the meaning set forth in the Offering Memorandum.
     “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
     “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
     “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     “Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate delivered to the Trustee, setting forth the basis of such valuation.
     “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
     “Eligible Inventory” means all inventory other than inventory that would be classified as “Mill Stores and other supplies” in accordance with the standards set forth in the footnotes to the Company’s financial statements included in the Offering Memorandum.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
     “Escrow Agent” means Wells Fargo Bank, National Association, as escrow agent under the Escrow Agreement or any successor escrow agent as set forth in the Escrow Agreement.
     “Escrow Agreement” means the Escrow Agreement dated as of the Issue Date, among the Company, the Escrow Issuer, the Trustee and the Escrow Agent, as amended, supplemented, modified, extended, renewed, restated or replaced in whole or in part from time to time.
     “Escrow End Date” means December 31, 2010.
     “Escrow Investment” means (1) Treasury Securities, (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing no later than the Escrow End Date in each case, entitled to U.S. Federal deposit insurance for the full amount thereof or issued by a bank or trust company (including the Escrow Agent or an affiliate of the Escrow Agent) which is organized under the laws of the United States of America or any State thereof having capital, surplus and undivided profits aggregating in excess of $500.0 million and (3) repurchase obligations maturing no later than the Escrow End Date entered into with a nationally recognized broker-dealer, with respect to which the purchase securities are Obligations issued or guaranteed by the United States government or any agency thereof, which repurchase Obligations shall be entered into pursuant to written agreements.
     “Escrow Property” has the meaning set forth in the Escrow Agreement.
     “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
     “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
     “Excluded Assets” has the meaning set forth in the Security Agreement.
     “Excluded Proceeds” means the net proceeds from the sale of Specified Assets by the Issuer or any of its Subsidiaries, during the period commencing on the Release Date and ending on the date that is six months thereafter.
     “Existing Indebtedness” means all Indebtedness of the Issuer and its Subsidiaries (other than Indebtedness under the ABL Credit Agreement) in existence on the Issue Date, until such amounts are repaid.
     “Existing Restricted Subsidiary JV” means Calhoun Newsprint Company and Bowater Mersey Paper Company, Ltd., in each case for so long as it is not a Wholly owned Restricted Subsidiary.
     “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by (unless otherwise provided in this Indenture) (i) if such Fair Market Value is less than $20.0 million, the Chief Financial Officer of the Issuer and (ii) if such Fair Market Value is $20.0 million or greater, the Board of Directors of the Issuer.
     “First Priority Obligations” means the Note Obligations and the Additional Pari Passu Obligations.
     “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect, in the good-faith judgment of the Chief Financial Officer of the Issuer, to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.
     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
     (1) acquisitions, dispositions, discontinued operations or other operational changes that have been made by the specified Person or any of its Restricted Subsidiaries, including through Investments, mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect, in the good-faith judgment of the Chief Financial Officer of the Issuer, as if they had occurred on the first day of the four-quarter reference period, and such pro forma calculations may reflect operat-

ing expense reductions and other operating improvements or synergies expected to result from the applicable event based on actions to be taken within 12 months after the relevant event (to the extent set forth in an Officer’s Certificate in reasonable detail, including the cost and timing of such expense reductions or other operating improvements or synergies), in each case, net of all costs required to achieve such expense reduction or other operating improvement or synergy;
     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with Applicable Accounting Standards, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with Applicable Accounting Standards, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;
     (4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;
     (5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and
     (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).
     “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
     (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, yield and other fees and charges (including interest) incurred in connection with any Qualified Receivables Transaction or any other transaction pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets of the type specified in the definition of “Qualified Receivables Transaction” and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; provided that the amortization or write-off of deferred financing fees shall be excluded from Fixed Charges; plus
     (2) the product of (A) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of the Issuer or preferred stock of any Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Issuer (other than Disqualified Stock) or to the Issuer or a Restricted Subsidiary of the Issuer, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with Applicable Accounting Standards.
     Notwithstanding the foregoing, any charges arising from (i) the application of Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity–Overall–Recognition” to any series of preferred stock other than Disqualified Stock or (ii) the application of Accounting Standards Codification Topic 470-20 “Debt–Debt with Conversion Options–Recognition,” in each case, shall be disregarded in the calculation of Fixed Charges.
     “Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not a U.S. Subsidiary and any Subsidiary of such a Subsidiary, whether or not a U.S. Subsidiary.
     “Global Note Legend” means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.
     “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f).
     “Government Securities” means securities that are:
     (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or
     (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. government obligations or a specific payment of principal of or interest on any such U.S. government obligations held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. government obligations or the specific payment of principal of or interest on the U.S. government obligations evidenced by such depository receipt.
     “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
     “Guarantors” means any Restricted Subsidiary of the Issuer that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of Section 10.05.

     “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
     (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
     (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and
     (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
     “Holder” means a Person in whose name a Note is registered.
     “IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.
     “IFRS” means the International Financial Reporting Standards, as promulgated by the International Accounting Standards Board (or any successor board or agency), as in effect on the date of the election, if any, by the Issuer to change Applicable Accounting Standards to IFRS.
     “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
     (1) in respect of borrowed money;
     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
     (3) in respect of banker’s acceptances;
     (4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;
     (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed but excluding other accrued liabilities being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; or
     (6) representing any Hedging Obligations,
if and to the extent any of the preceding items would appear as a liability upon a balance sheet (excluding the footnotes) of the specified Person prepared in accordance with Applicable Accounting Standards. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), except for any pledge of the Equity Interests of an Unrestricted Subsidiary as permitted by clause (20) of the definition of “Permitted Liens,” and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person as shall equal the lesser of (x) the Fair Market Value of such asset as of the date of determination or (y) the amount of such Indebtedness and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.
     Notwithstanding the foregoing, the term “Indebtedness” will not include (a) in connection with the purchase by the Issuer or any of its Restricted Subsidiaries of any business, post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing unless such payments are required under Applicable Accounting Standards to appear as a liability on the balance sheet (excluding the footnotes); provided, however, that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter; (b) contingent obligations incurred in the ordinary course of business and not in respect of borrowed money; (c) deferred or prepaid revenues; or (d) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller.
     “Indenture” means this Amended and Restated Indenture, as further amended or supplemented from time to time.
     “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
     “Initial Notes” means the first $850.0 million aggregate principal amount of Notes issued under this Indenture on the Issue Date.
     “Initial Purchasers” means J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Wells Fargo Securities LLC, CIBC World Markets Corp., Scotia Capital (USA) Inc. and BMO Capital Markets Corp.
     “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is also not a QIB.
     “Intercreditor Agreement” means that certain intercreditor agreement, dated the Release Date, among the Issuer, the Guarantors, the ABL Facility Collateral Agent and the Collateral Agent, as amended, supplemented, restated, modified, renewed or replaced (whether upon or after termination or otherwise), in whole or in part from time to time, or any other successor agreement and whether among the same or any other parties.
     “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees made in the ordinary course of business and (ii) extensions of credit to customers or advances, deposits or payment to or with suppliers, lessors or utilities or for workers’ compensation, in each case, that are incurred in the ordinary course of business and recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of such Person prepared in accordance with Applicable Accounting Standards), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with Applicable Accounting Standards. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer’s Investments in such

Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07(b). The acquisition by the Issuer or any Restricted Subsidiary of the Issuer of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07(b). Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value but giving effect (without duplication) to all subsequent reductions in the amount of such Investment as a result of (x) the repayment or disposition thereof for cash or (y) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued proportionately to the equity interest in such Unrestricted Subsidiary of the Issuer or such Restricted Subsidiary owning such Unrestricted Subsidiary at the time of such redesignation) at the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of such redesignation, in the case of clauses (x) and (y), not to exceed the original amount, or Fair Market Value, of such Investment.
     “Issue Date” means October 4, 2010.
     “Issuer” means (i) prior to the Release Date, the Escrow Issuer and (ii) from and after the Release Date, the Company and its successors.
     “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
     “Lien” means, with respect to any asset, any mortgage, hypothecation, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in; provided that in no event shall an operating lease, rights of set-off or netting arrangements in the ordinary course of business be deemed to constitute a Lien.
     “Marketable Securities” means securities or securities entitlements that are capable of being contributed to the Collateral Proceeds Account as security for the Note Obligations and that otherwise constitute Cash Equivalents.
     “Moody’s” means Moody’s Investors Service, Inc. and its successors.
     “Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale or Casualty or Condemnation Event (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale or Casualty or Condemnation Event, including, without limitation, legal, accounting and investment banking fees, and sales commissions, any relocation expenses incurred as a result of the Asset Sale or Casualty or Condemnation Event and taxes paid or payable as a result of the Asset Sale or Casualty or Condemnation Event, in each case, after taking into account, without duplication, (1) any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Permitted Lien on the asset or assets that were the subject of such Asset Sale or Casualty or Condemnation Event (other than ABL Obligations, Note Obligations and Permitted Additional Pari Passu Obligations) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with Applicable Accounting Standards, (2) any reserve or payment with respect to liabilities associated with such asset or assets and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, severance costs, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and (3) any cash escrows in connection with purchase price adjustments, reserves or indemnities (until released).
     “Non-Recourse Debt” means Indebtedness:
     (1) except for a pledge of the Equity Interest of an Unrestricted Subsidiary as permitted by clause (20) of the definition of “Permitted Liens,” as to which neither the Issuer nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (B) is directly or indirectly liable as a guarantor or otherwise, or (C) constitutes the lender;
     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and
     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary);
in each case, except to the extent permitted by Section 4.07; provided, however, that Indebtedness shall not cease to be Non-Recourse Debt solely by reason of pledge by the Issuer or any of its Restricted Subsidiaries of Equity Interests of an Unrestricted Subsidiary of the Issuer or of a Person that is not a Subsidiary of the Issuer or such Restricted Subsidiary if recourse is limited to such Equity Interests.
     “Non-U.S. Person” means a Person who is not a U.S. Person.
     “Note Documents” means this Indenture, the Security Documents, the Notes and the Note Guarantees.
     “Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes on the terms set forth in Article 10.
     “Note Liens” means all Liens in favor of the Collateral Agent on Collateral securing the Note Obligations and any Permitted Additional Pari Passu Obligations.
     “Note Obligations” means the Obligations of the Issuer and any other obligor under this Indenture or any of the other Note Documents, including any Guarantor, to pay principal, premium, if any, and interest (including any interest accruing after the commencement of bankruptcy or insolvency proceedings) when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the notes and the performance of all other Obligations to the Trustee and the Holders under this Indenture and the Note Documents, according to the respective terms thereof.
     “Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
     “Notes Priority Collateral” has the meaning set forth in the Intercreditor Agreement.
     “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation evidencing, securing or otherwise relating to any Indebtedness.
     “Offering Memorandum” means the Confidential Offering Memorandum, dated as of September 20, 2010, relating to the Initial Notes.
     “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Chief Legal Officer, the Secretary, any Assistant Secretary or any Vice-President of such Person.
     “Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 14.05.
     “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 14.05. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee. Such opinion may be subject to customary assumptions, exceptions and qualifications.
     “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
     “Permitted Additional Pari Passu Obligations” means obligations under any Additional Notes or any other Indebtedness (whether or not consisting of Additional Notes) secured by the Note Liens; provided that, except in the case of Permitted Refinancing Indebtedness in respect of the Notes or Permitted Additional Pari Passu Obligations, immediately after giving effect to the incurrence of such Permitted Additional Pari Passu Obligations, the Priority Debt Leverage Ratio of the Issuer and its Restricted Subsidiaries would be less than or equal to 2.0:1.0; provided that (i) the trustee or agent under such Permitted Additional Pari Passu Obligation executes a joinder agreement to the Security Agreement in the form attached thereto agreeing to be bound thereby and (ii) the Issuer has designated such Indebtedness as “Permitted Additional Pari Passu Obligations” under the Security Agreement.
     “Permitted Business” means any business engaged in by the Issuer or any of its Restricted Subsidiaries on the Issue Date in the forest products, paper products, energy and recycling industries (including, without limitation, the manufacturing and production of paper, packaging products and wood pulp) and any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Issuer and its Restricted Subsidiaries are engaged on the Issue Date.
     “Permitted Escrow Investments” has the meaning set forth in the Escrow Agreement.
     “Permitted Hedging Obligations” means any Hedging Obligations that would constitute Permitted Debt pursuant to clause (9) of the definition of “Permitted Debt.”

     “Permitted Investments” means:
     (1) any Investment in the Issuer or a Restricted Subsidiary; provided that such Investment shall not consist of (A) a transfer of Notes Priority Collateral (other than Equity Interests of a Restricted Subsidiary) unless such transfer is to the Issuer, a Guarantor or to a Restricted Subsidiary domiciled in Canada and, in the case of such a Restricted Subsidiary domiciled in Canada, the Issuer or Guarantor transferring such Notes Priority Collateral receives assets in exchange with a similar Fair Market Value to such transferred Notes Priority Collateral, which assets shall become Notes Priority Collateral, or (B) Investments in Existing Restricted Subsidiary JVs;
     (2) any Investment in Cash Equivalents;
     (3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:
     (A) such Person becomes a Restricted Subsidiary of the Issuer; or
     (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer (other than an Existing Restricted Subsidiary JV unless the consideration for such transaction was paid solely by the Existing Restricted Subsidiary JV);
     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 or from a sale or other disposition of assets not constituting an Asset Sale;
     (5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer;
     (6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;
     (7) Investments represented by Hedging Obligations;
     (8) loans and advances to officers, directors or employees (A) for business-related travel expenses, moving expenses and other similar expenses, including as part of a recruitment or retention plan, in each case incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer, (B) required by applicable employment laws loans and (C) other loans and advances not to exceed $5.0 million at any one time outstanding;
     (9) any Investment pursuant to the Plans of Reorganization or an Investment consisting of any extension, modification or renewal of any such Investment; provided that the amount of any such Investment may be increased (A) as required by the terms of such Investment pursuant to the Plans of Reorganization or (B) as otherwise permitted under this Indenture;

     (10) repurchases of the Notes;
     (11) any Investment of the Issuer or any of its Restricted Subsidiaries existing on the Issue Date, and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date;
     (12) Guarantees otherwise permitted by this Indenture;
     (13) receivables owing to the Issuer or any of its Restricted Subsidiaries, prepaid expenses, and lease, utility, workers’ compensation and other deposits, if created, acquired or entered into in the ordinary course of business;
     (14) payroll, business-related travel, and similar advances to cover matters that are expected at the time of such advances to be ultimately treated as expenses for accounting purposes and that are made in the ordinary course of business;
     (15) Investments resulting from the acquisition of a Person, otherwise permitted by this Indenture, which Investments at the time of such acquisition were held by the acquired Person and were not acquired in contemplation of the acquisition of such Person;
     (16) reclassification of any Investment initially made in (or reclassified as) one form into another (such as from equity to loan or vice versa); provided in each case that the amount of such Investment is not increased thereby;
     (17) any Investment in any Subsidiary of the Issuer or any joint venture in the ordinary course of business in connection with intercompany cash management arrangements or related activities;
     (18) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding, not to exceed $100.0 million, net of any return of or on such Investments received by the Issuer or any Restricted Subsidiary;
     (19) the acquisition by a Receivables Entity in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Entity to effect such Qualified Receivables Transaction; and any other Investment by the Issuer or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction;
     (20) the pledge of the Equity Interests of an Unrestricted Subsidiary as security for Indebtedness that is permitted by clause (20) of the definition of “Permitted Liens”; and
     (21) Investments in Existing Restricted Subsidiary JVs (A) consisting of sales in the ordinary course on customary terms or (B) in an aggregate amount outstanding at any time not to exceed $50.0 million, net of any return of or on such investment to the Issuer or a Restricted Subsidiary that is not an Existing Restricted Subsidiary JV.

     “Permitted Liens” means:
     (1) any Liens held by the Collateral Agent securing the Initial Notes and the related Note Guarantees (and any related Exchange Notes and Guarantees of the Exchange Notes);
     (2) any Lien with respect to the ABL Credit Agreement or any other Credit Facility so long as the aggregate principal amount outstanding under the ABL Credit Agreement or any successor Credit Facility does not exceed the principal amount which could be borrowed under clause (1) of the definition of “Permitted Debt”;
     (3) Liens in favor of the Issuer or the Guarantors;
     (4) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer or is merged with or into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Issuer or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Issuer or is merged into or consolidated with the Issuer or a Restricted Subsidiary of the Issuer;
     (5) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Issuer or any Restricted Subsidiary of the Issuer (plus improvements and accessions to such property or proceeds or distributions thereof); provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;
     (6) Liens to secure the performance of tenders, completion guarantees, statutory obligations, surety, environmental or appeal bonds, bids, leases, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
     (7) Liens to secure Indebtedness (including Capital Lease Obligations) or Attributable Debt permitted by clause (5) of the definition of “Permitted Debt” covering only the assets acquired with or financed by such Indebtedness (plus improvements and accessions to such property or proceeds or distributions thereof);
     (8) Liens existing on the Issue Date;
     (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with Applicable Accounting Standards has been made therefor;
     (10) Liens consisting of carriers’, warehousemen’s, landlord’s and mechanics’, suppliers’, materialmen’s, repairmen’s and similar Liens not securing Indebtedness or in favor of customs or revenue authorities or freight forwarders or handlers to secure payment of customs duties, in each case, incurred in the ordinary course of business;
     (11) any state of facts an accurate survey would disclose, public and private roads, timber cutting and hauling contracts, timber sales contracts, prescriptive easements or adverse possession claims, minor encumbrances, easements or reservations of, or rights of others for, pursuant to any leases, licenses, rights-of-way or other similar agreements or arrangements, development, air or water rights, sewers, electric lines, telegraph and telephone lines and other utility lines, pipelines, service lines, railroad lines, improvements and structures located on, over or under any property, drains, drainage ditches, culverts, electric power or gas generating or co-generation, storage and transmission facilities and other similar purposes, zoning or other restrictions as to the use of real property or minor defects in title, which were not incurred to secure payment of Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
     (12) Liens on the assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness or other obligations of such Restricted Subsidiary permitted by this Indenture;
     (13) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture (other than the ABL Credit Agreement or the Notes); provided, however, that the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof);
     (14) Liens on real property consisting of public and private roads, timber cutting and hauling contracts, timber sales contracts, prescriptive easements or adverse possession claims, minor encumbrances, easements or reservations of, or rights of others for, pursuant to any leases, licenses, rights-of-way or other similar agreements or arrangements, development, air or water rights, sewers, electric lines, telegraph and telephone lines and other utility lines, pipelines, service lines, railroad lines, improvements and structures located on, over or under any property, drains, drainage ditches, culverts, electric power or gas generating or co-generation, storage and transmission facilities and other similar purposes, zoning or other restrictions as to the use of real property or minor defects in title, which were not incurred to secure payment of Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Issuer and its Restricted Subsidiaries;
     (15) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances, tender, bid, judgment, appeal, performance or governmental contract bonds and completion guarantees, surety, standby letters of credit and warranty and contractual service obligations of a like nature, trade letters of credit and documentary letters of credit and similar bonds or guarantees provided by the Issuer or any Subsidiary of the Issuer;
     (16) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits, or casualty-liability insurance or self-insurance or securing letters of credit issued in the ordinary course of business;
     (17) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made in conformity with Applicable Accounting Standards;
     (18) Liens on (A) assets other than those constituting Collateral securing Permitted Hedging Obligations and (B) assets constituting Collateral securing Permitted Hedging Obligations to the extent that the Obligations to which the Hedging Obligations relate are permitted to be secured pursuant to this Indenture;

     (19) any interest or title of a lessor, licensor or sublicense under any operating lease, license or sublicense, as applicable;
     (20) Liens on the Equity Interests of an Unrestricted Subsidiary of the Issuer or of a Person that is not a Subsidiary of the Issuer securing Indebtedness of such Unrestricted Subsidiary or other Person if recourse to the Issuer and its Restricted Subsidiaries with respect to such Indebtedness is limited to such Equity Interests;
     (21) Liens in favor of collecting or payor banks having a right of set off, revocation, refund or chargeback with respect to money or instruments of the Issuer or any Restricted Subsidiary thereof on deposit with or in possession of such bank;
     (22) any obligations or duties affecting any of the property of the Issuer or any of its Restricted Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit that do not impair the use of such property for the purposes for which it is held;
     (23) Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payment pursuant to any contract or statute, not yet due and payable;
     (24) Liens with respect to so-called “greenbelt” or “buffer zone” properties;
     (25) leases and ground leases of underutilized or vacant properties of the Issuer or any of its Restricted Subsidiaries to third parties with which the Issuer or such Restricted Subsidiary has a production, co-production, operating or other arrangement or to third party providers of energy, transportation services or raw materials in the ordinary course of business, provided such leases do not materially interfere with the operation of the business of the Issuer or any of its Restricted Subsidiaries or secure any Indebtedness;
     (26) Liens consisting of any law or governmental regulation or permit requiring the Issuer or any of its Restricted Subsidiaries to maintain certain facilities or perform certain acts as a condition of its occupancy of or interference with any public lands or any river or stream or navigable waters;
     (27) Liens on assets of Foreign Subsidiaries securing Indebtedness of such Foreign Subsidiaries that is permitted under Section 4.09;
     (28) Liens securing Permitted Additional Pari Passu Obligations;
     (29) Liens on the unearned premiums under the insurance policies permitted by clause (16) of the definition of “Permitted Debt” securing Indebtedness incurred pursuant to clause (16) of the definition of “Permitted Debt”;
     (30) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Issuer or any Restricted Subsidiary;
     (31) Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

     (32) any netting or set-off arrangements entered into by the Issuer or any Restricted Subsidiary in the ordinary course of its banking arrangements (including, for the avoidance of doubt, cash pooling arrangements) for the purposes of netting debit and credit balances of the Issuer or any Restricted Subsidiary of the Issuer, including pursuant to any cash management agreement;
     (33) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.09; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;
     (34) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and other Liens incidental to the conduct of the business of the Issuer and its Restricted Subsidiaries that do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the Issuer’s business;
     (35) Liens arising from UCC financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business or other precautionary UCC financing statement filings;
     (36) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
     (37) Liens on assets of the Issuer or a Receivables Entity incurred in connection with a Qualified Receivables Transaction;
     (38) Liens not otherwise permitted hereunder securing Indebtedness or other obligations that do not, in the aggregate, exceed $25.0 million at any one time outstanding; and
     (39) Liens on Equity Interests of an Existing Restricted Subsidiary JV securing Indebtedness of such Existing Restricted Subsidiary JV.
     “Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);
     (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;
     (3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Hold-

ers of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and
     (4) Permitted Refinancing Indebtedness may not be incurred by a Person other than the Issuer or a Guarantor to renew, refund, refinance, replace, defease or discharge any Indebtedness of the Issuer or a Guarantor.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “Plans of Reorganization” means the plan or plans of reorganization proposed by AbitibiBowater Inc. and certain of its U.S. and Canadian subsidiaries described in the Offering Memorandum under “Summary–Plans of Reorganization” that satisfy the requirements of the provisions of Chapter 11 of the United States Bankruptcy Code, as amended, and the CCAA.
     “Priority Debt Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Priority Debt on the date of determination to (b) Consolidated Cash Flow of the Issuer and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available, in each case with such pro forma adjustments to Consolidated Cash Flow as are consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”
     “Private Placement Legend” means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “QSPEs” means each of the following: (1) Calhoun Note Holdings AT LLC, (2) Calhoun Note Holdings TI LLC, (3) Bowater Catawba Note Holdings I LLC, (4) Bowater Catawba Note Holdings II LLC, (5) Bowater Saluda Note Holdings LLC, (6) Timber Note Holding LLC, (7) Rich Timber Holdings, LLC, (8) Abitibi-Consolidated U.S. Funding Corp. and (9) any other qualified special purpose entity created to facilitate the sale and/or the monetization of receivables from the sale of Timberlands.
     “Qualified Equity Offering” means a public or private equity offering of Capital Stock (other than Disqualified Stock and other than issuances to an Affiliate of the Issuer) of the Issuer or any direct or indirect parent company of the Issuer, of at least $50.0 million; provided that, in the case of an offering or sale by a direct or indirect parent company of the Issuer, such parent company contributes to the capital of the Issuer the portion of the net cash proceeds of such offering or sale necessary to pay the aggregate Redemption Price (plus accrued interest to the redemption date) of the Notes to be redeemed pursuant to Section 5(d) of the Notes.
     “Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Issuer, any of its Restricted Subsidiaries or any of their respective Subsidiaries pursuant to which the Issuer, such Restricted Subsidiaries or any of their respective Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Entity (in the case of a transfer by the Issuer, Restricted Subsidiaries or any such Subsidiary) and (ii) any other Person (in the case of a transfer by a Receivables Entity), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer, its Restricted Subsidiaries or any of their respective Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other as-

sets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.
     “Receivables Entity” means a Subsidiary of the Issuer or any Restricted Subsidiary that engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Entity. Any such designation by the Board of Directors of the Issuer will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, among the Escrow Issuer and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Notes, one or more registration rights agreements among the Issuer, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.
     “Regulation S” means Regulation S promulgated under the Securities Act.
     “Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.
     “Release Date” means December 9, 2010, the date on which the funds from the Escrow Account were released pursuant to Section 5(a) of the Escrow Agreement and the Assumption occurred.
     “Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
     “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
     “Restricted Global Note” means a Global Note bearing the Private Placement Legend.
     “Restricted Investment” means an Investment other than a Permitted Investment.
     “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
     “Rule 144” means Rule 144 promulgated under the Securities Act.
     “Rule 144A” means Rule 144A promulgated under the Securities Act.
     “Rule 903” means Rule 903 promulgated under the Securities Act.
     “Rule 904” means Rule 904 promulgated under the Securities Act.
     “S&P” means Standard & Poor’s Rating Services and its successors.

     “Sale of Notes Priority Collateral” means any Asset Sale to the extent involving a sale, lease or other disposition of Notes Priority Collateral.
     “SEC” means the Securities and Exchange Commission.
     “Secured Obligations” has the meaning given such term by the Security Agreement.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Security Agreement” means the Security Agreement, dated as of the Release Date, by and among the Collateral Agent, the Issuer and the Guarantors, as the same may be amended, supplemented or modified from time to time.
     “Security Documents” means the Security Agreement, the Intercreditor Agreement and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Issuer or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.
     “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
     “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.
     “Special Interest” has the meaning assigned to that term pursuant to the Registration Rights Agreement.
     “Special Mandatory Redemption” shall have the meaning set forth in Section 6 of the Note attached hereto as Exhibit A.
     “Specified Assets” means (i) the assets associated with the ACH Limited Partnership and (ii) the assets associated with the Alabama River newsprint mill located in Purdue, Alabama.
     “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
     “Subsidiary” means, with respect to any specified Person:
     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

     (2) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof) to the extent such partnership is included in the consolidated financial statements of such Person.
     “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).
     “Timberlands” means any real property of the Issuer or any Restricted Subsidiary which contains standing timber which is (or upon completion of a growth cycle then in process is expected to become) of a commercial quantity and of merchantable quality, excluding, however, any such real property which at the time of determination is held primarily for development or sale, and not primarily for the production of any lumber or other timber products.
     “Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent internal balance sheet of the Issuer, prepared on a consolidated basis (excluding Unrestricted Subsidiaries) in accordance with Applicable Accounting Standards.
     “Transactions” means, collectively, the effectiveness of the Plans of Reorganization and related transactions, including the application of fresh start accounting principles, the entry into the ABL Credit Agreement (and the substantially concurrent satisfaction or waiver of the conditions to effectiveness with respect thereto), the issuance of the Initial Notes and the application of the net proceeds thereof in the manner set forth in the Plans of Reorganization.
     “Treasury Rate” means the rate per annum equal to the yield to maturity at the time of computation of United States Treasury securities with a constant maturity most nearly equal to the period from such date of redemption to October 15, 2014; provided that if the period from such date of redemption to October 15, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such date of redemption to October 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
     “Treasury Securities” means any Investment in obligations issued or guaranteed by the United States government or agency thereof, in each case, maturing no later than the Escrow End Date.
     “Trustee” means Wells Fargo Bank, National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
     “Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
     “Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
     “Unrestricted Subsidiary” means (a) the QSPEs, (b) Augusta and (c) any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:
     (1) has no Indebtedness other than Non-Recourse Debt;

     (2) except as permitted by Section 4.11, is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;
     (3) except as otherwise permitted by Section 4.07, is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
     (4) except as otherwise permitted by Section 4.07, has not guaranteed or otherwise provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries.
     “U.S. GAAP” means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States in effect on the Issue Date.
     “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
     “U.S. Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.
     “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
     (1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
     (2) the then outstanding principal amount of such Indebtedness.
     “Wholly owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly owned Restricted Subsidiaries of such Person.
     “Wholly owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly owned Subsidiaries of such Person.
     “WURA” means the Wind-Up and Restructuring Act (Canada).

     Section 1.02. Other Definitions.

Defined in
Term	Section
“Affiliate Transaction”	4.11
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“DTC”	2.03
“Escrow Issuer”	Recitals
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Legal Defeasance”	8.02
“Net Proceeds Offer”	4.10
“Offer Amount”	4.10
“Offer Period”	4.10
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Purchase Date”	4.10
“Registrar”	2.03
“Restricted Payments”	4.07
“Trust Monies”	13.08
     Section 1.03. Incorporation by Reference of Trust Indenture Act.
     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. Unless specifically referred to herein, the TIA shall not apply to this Indenture except to the extent required by law.
     The following TIA terms used in this Indenture have the following meanings:
     “indenture securities” means the Notes;
     “indenture security holder” means a Holder of a Note;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.
     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

     Section 1.04. Rules of Construction.
     Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and in the plural include the singular;
     (5) “will” shall be interpreted to express a command;
     (6) provisions apply to successive events and transactions;
     (7) references to sections of or rules under the Securities Act or the TIA will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and
     (8) references to laws and statutes shall be deemed to refer to successor laws and statutes thereto.
     Section 1.05. Applicability of Terms Indenture.
     Prior to the Release Date, neither the Company nor any of its Restricted Subsidiaries shall have any rights or obligations under this Indenture and the restrictions set forth in this Indenture shall not apply to the Company or any of its Restricted Subsidiaries. To the extent the Company or any Restricted Subsidiary has incurred Indebtedness (treating Indebtedness not discharged pursuant to the Plans of Reorganization and remaining outstanding on the Release Date as having been incurred as of the Release Date), made any Restricted Payments, consummated any Asset Sale or otherwise taken any action or engaged in any activities during the period beginning on the Issue Date and ending on the Release Date, in each case, except as expressly contemplated by the Plans of Reorganization, such actions and activities shall be treated and classified under this Indenture (including but not limited to impacting relevant baskets and determining whether a Default or Event of Default would have occurred as of the Release Date for purposes of the release conditions set forth in the Escrow Agreement), as if this Indenture and the covenants set forth herein had applied to the Company and the Restricted Subsidiaries during such period and the terms applicable to the “Issuer” and its “Restricted Subsidiaries” hereunder shall apply for such period to the Company and its Restricted Subsidiaries.
ARTICLE 2
THE NOTES
     Section 2.01. Form and Dating.
     (a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

     The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Escrow Issuer, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture (or any indenture supplemental hereto), expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
     (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.
     Section 2.02. Execution and Authentication.
     At least one Officer must sign the Notes for the Issuer by manual or facsimile signature.
     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
     A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
     The Trustee will, upon receipt of a written order of the Issuer signed by an Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07.
     The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
     Section 2.03. Registrar and Paying Agent.
     The Issuer will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may not act as Paying Agent or Registrar.
     The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
     The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes and the Trustee hereby agrees so to initially act.
     Section 2.04. Paying Agent to Hold Money in Trust.
     The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Special Interest, if any, or interest on the Notes, and will notify the Trustee in writing of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent will have no further liability for the money.
     Section 2.05. Holder Lists.
     The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with TIA § 312(a).
     Section 2.06. Transfer and Exchange.
     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:
     (1) the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days after the date of such notice from the Depositary;
     (2) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or
     (3) there has occurred and is continuing an Event of Default with respect to the Notes and the Holder so requests.
     Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenti-

cated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f).
     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
     (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
     (A) both:
     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
     (B) both:
     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).
     (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
     (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement;
     (D) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an

Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof, or
     (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; and
     (E) the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that the transfer of Restricted Notes to Unrestricted Notes complies with the Securities Act.
     If any such transfer is effected pursuant to subparagraph (B), (D) or (E) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B), (D) or (E) above.
     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
     (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
     (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:

     (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
     (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2), the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.
     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
     (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

     (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
     (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.
     (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial in-

terest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof, and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
     (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.
     Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
     If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
     (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
     (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof,
     (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof, and
     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certifi-

cate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
     (ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
     (f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee will authenticate:

     (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in such Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and
     (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.
     Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.
     (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
     (1) Private Placement Legend.
     (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELI-

ANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]
     (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
     (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:
     “THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.
     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH

SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
     (h) Original Issue Discount Legend. Each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes as determined by the Issuer shall also bear the following legend on the face thereof:
“THE NOTES HAVE BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST ADDRESSED TO SECRETARY, ABITIBIBOWATER INC., 1155 METCALFE STREET, SUITE 800, MONTREAL, QUEBEC, CANADA H3B 5H2, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THE NOTES THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTES, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTES AND (3) THE YIELD TO MATURITY OF THE NOTES.”
     (i) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
     (j) General Provisions Relating to Transfers and Exchanges.
     (1) To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.
     (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, Article 3 and Sections 4.10, 4.15 and 9.05).

     (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
     (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
     (5) Neither the Registrar nor the Issuer will be required:
     (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection;
     (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
     (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
     (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
     (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.
     (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
     (9) To the extent that any Notes are issued at a discount to their stated redemption price at maturity and bear the legend required by Section 2.06(h), each group of Notes bearing a given amount of original issue discount shall be treated as a separate series only for purposes of the transfer and exchange provisions of this Section 2.06 and may trade under a separate CUSIP number.
     Section 2.07. Replacement Notes.
     If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
     Section 2.08. Outstanding Notes.
     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.
     If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
     If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.
     If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
     Section 2.09. Treasury Notes.
     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.
     Section 2.10. Temporary Notes.
     Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.
     Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
     Section 2.11. Cancellation.
     The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

     Section 2.12. Defaulted Interest.
     If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will send or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
ARTICLE 3
REDEMPTION
     Section 3.01. Optional Redemption.
     The Notes may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Section 5 of the form of Note set forth in Exhibit A hereto.
     Section 3.02. Mandatory Redemption.
     The Issuer shall redeem Notes, in whole or in part as applicable, under the circumstances specified in Section 6 of the form of Note set forth in Exhibit A hereto.
     Section 3.03. Notices to Trustee.
     If the Issuer elects to redeem Notes pursuant to Section 3.01 or is required to redeem Notes pursuant to Section 3.02, it shall notify the Trustee, Registrar and each Paying Agent in writing of (i) the Section of this Indenture and the Notes pursuant to which the redemption shall occur (including the relevant provision of the Notes), (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. The Issuer shall give notice to the Trustee provided for in this paragraph at least 30 days but not more than 60 days before a redemption date if the redemption is pursuant to Section 5 of the Note, unless a shorter or longer period is acceptable to the Trustee. Such notice shall be accompanied by an Officer’s Certificate and Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein, as well as such notice required to be delivered under Section 3.05 below. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice pursuant to Section 3.01 may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.
     Section 3.04. Selection of Notes to Be Redeemed.
     Selection of Notes for redemption will be made by the Registrar on a pro rata basis by lot to the extent practicable; provided that no Notes of $2,000 principal amount or less shall be redeemed in part.
     Notwithstanding anything else contained in this Section 3.04, the parties acknowledge and agree that any partial redemption of a Global Note will be made by the Depository among the Beneficial Owners in accordance with the rules and regulations of the Depository and that the Trustee shall have no liability in connection with the selection of Beneficial Owners whose interest in the Global Security will be redeemed or any other actions taken by the Depository in connection therewith, and by accepting the Notes, the Holders shall waive and release any and all such liability.
     Section 3.05. Notice of Redemption.
     (a) At least 30 days but not more than 60 days before a redemption date pursuant to Section 3.01 and at least three Business Days before a redemption date pursuant to Section 3.02, the Issuer shall mail or cause to be mailed by first-class mail a notice of redemption to each Holder whose Notes are to be redeemed.
     Any such notice shall identify the Notes to be redeemed and shall state:
     (1) the redemption date;
     (2) the redemption price and the amount of accrued interest to the redemption date;
     (3) the name and address of the Paying Agent;
     (4) the provision of the Notes or the Indenture pursuant to which the redemption is occurring;
     (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (6) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;
     (7) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;
     (8) the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed; and
     (9) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Notes.
     (b) At the Issuer’s request, the Registrar and each Paying Agent shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Registrar and each Paying Agent with the information required by this Section 3.05 at least two Business Days prior to the date such notice is to be provided to Holders in the final form such notice is to be delivered to Holders.

     Section 3.06. Effect of Notice of Redemption.
     Once notice of redemption is mailed in accordance with Section 3.05, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, except as provided in the final sentence of Section 5 of the form of Note set forth in Exhibit A hereto. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice; provided, however, that if the redemption date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
     Section 3.07. Deposit of Redemption Price.
     Prior to 12:00 noon New York City time on each redemption date, the Issuer shall deposit with the Paying Agent funds sufficient to pay the redemption price of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuer any amount so deposited that is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article 7.
     Unless the Issuer fails to comply with the preceding paragraph and defaults in the payment of such redemption price, interest on the Notes to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Notes are presented for payment.
     Section 3.08. Notes Redeemed in Part.
     Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note in principal amount equal to the unredeemed portion of the Note being redeemed or purchased in part in the name of the Holder thereof.
ARTICLE 4
COVENANTS
     Section 4.01. Payment of Notes.
     The Issuer will pay or cause to be paid the principal of, premium, if any, and interest and Special Interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Special Interest, if any will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuer will pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.
     The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

     Section 4.02. Maintenance of Office or Agency.
     The Issuer will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
     The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.
     Section 4.03. Reports.
     (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuer will furnish to the Trustee, within the time periods specified in the SEC’s rules and regulations (including any extensions provided therein) for a filer that is a “non-accelerated filer” (or any successor term that provides an entity with the greatest time period for filing periodic reports with the SEC) plus five Business Days:
     (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-K and 10-Q (or any successor or comparable forms) if the Issuer were required to file such reports; and
     (2) all current reports that would be required to be filed with the SEC on Form 8-K or any successor or comparable form if the Issuer were required to file such reports.
     All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Issuer’s consolidated financial statements by the Issuer’s certified independent accountants. Notwithstanding the above reporting requirements, the Issuer shall not be required to disclose to the Trustee (or the Holders of the Notes) any materials for which it has sought and has received (or reasonably expects to receive) confidential treatment from the SEC.
     Notwithstanding the foregoing, the Issuer shall not be required to comply with Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002, as such provisions have been implemented pursuant to the rules and regulations of the SEC. The Issuer will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Issuer’s filings for any reason, the Issuer will post the reports referred to in the preceding paragraph on its website within the time periods described above.
     The filing of any such information, document or report required by this Section 4.03(a) with the SEC in a publicly-available format on the SEC’s EDGAR system, or any successor thereto, shall be deemed to constitute delivery of such document to the Trustee under this Section 4.03; provided, how-

ever, that the Issuer shall promptly provide to the Trustee a copy of any such information, document or report upon the written request of the Trustee.
     (b) For so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by paragraph (a) of this Section 4.03, the Issuer and the Guarantors will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
     (c) Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with this Section 4.03 for the purposes of Section 6.01(4) until 120 days after the proper notice under such clause (4) has been provided.
     (d) For the avoidance of doubt, an Event of Default resulting from a failure to provide any report required by this Section 4.03 shall be cured upon the provision of such report prior to the acceleration of the Notes pursuant to Section 6.02.
     Section 4.04. Compliance Certificate.
     (a) The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year commencing with the fiscal year ending December 31, 2010, an Officer’s Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture and the Security Documents, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Security Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture and the Security Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.
     (b) So long as any of the Notes are outstanding, the Issuer will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.
     Section 4.05. Taxes.
     The Issuer will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not reasonably be expected to have a material adverse effect on the Issuer and its Subsidiaries, taken as a whole.
     Section 4.06. Stay, Extension and Usury Laws.
     The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
     Section 4.07. Restricted Payments.
     (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
     (1) declare or pay any dividend or make any other payment or distribution on or in respect of the Issuer’s or any Restricted Subsidiary’s Equity Interests (including any such payment in connection with any merger or consolidation involving such Person) or to the direct or indirect holders of the Issuer’s or any Restricted Subsidiary’s Equity Interests, except dividends or distributions payable solely in Equity Interests of the Issuer or such Restricted Subsidiary (other than Disqualified Stock) and except dividends or distributions payable solely to the Issuer or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly owned Subsidiary, to its other Equity Interest holders on a pro rata basis or on a basis that results in the receipt by the Issuer or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis);
     (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer;
     (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries), except (a) a payment of interest or principal at the Stated Maturity thereof or (b) the purchase, repurchase or other acquisition or retirement for value of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of such purchase, repurchase or other acquisition or retirement for value; or
     (4) make any Restricted Investment
(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
     (i) no Default or Event of Default has occurred and is continuing or would occur after giving effect to such Restricted Payment;
     (ii) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a); and
     (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2),

(3), (4), (5), (6), (7), (8), (9), (10), (12), (13) and (14) of Section 4.07(b)), is less than the sum, without duplication of:
     (A) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Release Date to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
     (B) 100% of the aggregate net cash proceeds (or the Fair Market Value of any property or assets) received by the Issuer since the Release Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Issuer or from the issue or sale of convertible or exchangeable Disqualified Stock of the Issuer or convertible or exchangeable debt securities of the Issuer, in each case that have been converted into or exchanged for Equity Interests of the Issuer (other than Disqualified Stock, Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Issuer); plus
     (C) to the extent that any Restricted Investment that was made after the Issue Date is sold or otherwise liquidated or repaid, the amount of the cash return of or on capital (or the Fair Market Value of any property or assets) with respect to such Restricted Investment (less the cost of disposition, if any); plus
     (D) to the extent that any Unrestricted Subsidiary of the Issuer designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the Fair Market Value of the Issuer’s Restricted Investment in such Restricted Subsidiary as of the date of such redesignation; plus
     (E) cash dividends received by the Issuer or a Restricted Subsidiary of the Issuer that is a Guarantor after the Issue Date from an Unrestricted Subsidiary of the Issuer, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Issuer for such period.
     (b) The provisions of Section 4.07(a) will not prohibit:
     (1) the payment of any dividend or distribution on account of Equity Interests or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution on account of Equity Interests or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Section 4.07;
     (2) the making of any Restricted Payment in exchange for, or out of or with the net proceeds of the sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or from the contribution of common equity capital to the Issuer; provided that the amount of any such net proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests of the Issuer for purposes of Section 4.07(a)(iii)(B);
     (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee in exchange for, by conversion into or out of, or with the net cash proceeds from, a substantially concurrent incurrence of Permitted Refinancing Indebtedness, which incurrence occurs within 60 days of such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value;
     (4) any Restricted Payment made in connection with and contemplated by the Plans of Reorganization;
     (5) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer held by any current or former officer, director or employee of the Issuer or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any twelve-month period; provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed:
     (A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer as common equity capital, the cash proceeds from the sale of Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the making of Restricted Payments pursuant to clause (iii) of Section 4.07(a) or clause (b)(2) above; plus
     (B) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; and
in addition, cancellation of Indebtedness owing to the Issuer or any Guarantor from any current or former officer, director or employee (or any permitted transferees thereof) of the Issuer or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its Restricted Subsidiaries from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 4.07 or any other provisions of this Indenture;
     (6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants or similar rights to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or similar rights or the payment of related withholding taxes;
     (7) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer issued on or after the Issue Date pursuant to Section 4.09(a);
     (8) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, upon the occurrence of a Change of Control and within 60 days after completion of the offer to repurchase Notes pursuant to Section 4.15, any purchase or redemption of Indebtedness of the Issuer that is contractually subordinated to the Notes or any Note Guarantee that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control, at a purchase price not greater than 101% of the outstanding principal amount thereof (plus accrued and unpaid interest); provided that, prior to such repayment or repurchase, the Issuer shall have made the Change of Control Offer with respect to the Notes as required by Section 4.15, and the Issuer shall have repurchased all Notes validly tendered for payment and not withdrawn in connection with such Change of Control Offer;
     (9) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, after the completion of a Net Proceeds Offer pursuant to Section 4.10, any purchase or redemption of Indebtedness of the Issuer that is contractually subordinated to the Notes or any Note Guarantee that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Asset Sale, at a purchase price not greater than 100% of the outstanding principal amount thereof (plus accrued and unpaid interest) with any Excess Proceeds that remain after consummation of a Net Proceeds Offer; provided that, prior to such repayment or repurchase, the Issuer shall have made the Net Proceeds Offer with respect to the Notes as required by Section 4.10, and the Issuer shall have repurchased all Notes validly tendered for payment and not withdrawn in connection with such Net Proceeds Offer;
     (10) the redemption, repurchase or other acquisition for value of any Equity Interests of any Foreign Subsidiary of the Issuer that are held by a Person that is not an Affiliate of the Issuer; provided that the consideration for such redemption, repurchase or other acquisition is not in excess of either (i) the Fair Market Value of such common Equity Interests or (ii) such amount required by applicable laws, rules or regulations;
     (11) [Reserved];
     (12) purchases of receivables pursuant to a Qualified Receivables Transaction and the payment or distribution of fees in connection therewith;
     (13) Investments since the Issue Date in joint ventures and Unrestricted Subsidiaries in an aggregate amount not to exceed $50.0 million, net of any return of or on such Investments; and
     (14) so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $50.0 million.
     The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Issuer or, if such Fair Market Value is in excess of $20.0 million, by the Board of Directors of the Issuer whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $50.0 million.
     For purposes of determining compliance with this Section 4.07, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in Sections 4.07(b)(1) through 4.07(b)(14) above, or is entitled to be incurred pursuant to Section 4.07(a), the Issuer will be entitled to classify or reclassify (based on circumstances existing at the time of such reclassification) such Restricted Payment or portion thereof in any manner that complies with this Section 4.07 and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses or Section 4.07(a).

     Section 4.08. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
     (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
     (1) pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Issuer;
     (2) make loans or advances to the Issuer; or
     (3) sell, lease or transfer any of its properties or assets to the Issuer.
     (b) The restrictions in Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:
     (1) agreements governing Existing Indebtedness and the ABL Credit Agreement, as in effect on the Release Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not, in the good faith judgment of the Board of Directors of the Issuer, materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;
     (2) this Indenture, the Notes and the Note Guarantees, and any Exchange Notes and the related Note Guarantees to be issued pursuant to any Registration Rights Agreement;
     (3) applicable law, rule, regulation, order, approval, license, permit or similar restriction;
     (4) (a) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred and (b) any amendment, modification, replacement or refinancing thereof; provided, however, that such encumbrances or restrictions are not, in the good faith judgment of the Board of Directors of the Issuer, materially more restrictive, taken as a whole, with respect to consensual encumbrances or restrictions set forth in clause (1), (2) or (3) of Section 4.08(a) than such encumbrances or restrictions prior to such amendment, modification, replacement or refinancing;
     (5) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;
     (6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(3)

     (7) any agreement for the sale or other disposition of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;
     (8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not, in the good faith judgment of the Board of Directors of the Issuer, materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, extended, renewed, refunded, replaced, defeased or discharged;
     (9) Liens permitted to be incurred under Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;
     (10) customary provisions in joint venture agreements or other similar agreements entered into in the ordinary course;
     (11) other Indebtedness or Disqualified Stock of any Subsidiary that is not a Restricted Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer’s ability to make anticipated principal or interest payments on the Notes (as determined in good faith by the Issuer);
     (12) customary provisions in Permitted Hedging Obligations;
     (13) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Issuer’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;
     (14) restrictions on cash or other deposits or net worth imposed by customers under contracts or other agreements entered into in the ordinary course of business;
     (15) restrictions in other Indebtedness incurred in compliance with Section 4.09; provided that such restrictions, taken as a whole, are, in the good faith judgment of the Issuer’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clauses (1) and (2) of this Section 4.08(b);
     (16) encumbrances on property that exist at the time such property was acquired by the Issuer or any Restricted Subsidiary;
     (17) restrictions applicable to Foreign Subsidiaries of the Issuer or of any Guarantor, arising under the documentation governing Indebtedness of Foreign Subsidiaries that is permitted to be incurred by this Indenture;
     (18) Indebtedness or other contractual requirements of a Receivables Entity in connection with a Qualified Receivables Transaction; provided that such restrictions apply to such Receivables Entity;
     (19) encumbrances or restrictions consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

     (20) customary guarantees by the Issuer of non-Indebtedness obligations of a Subsidiary set forth in leases, licenses and other agreements entered into by the Subsidiary in the ordinary course of business;
     (21) any legislation, regulation, order-in-council or similar enactment, whether in effect on the Issue Date or adopted thereafter, pursuant to which the Issuer or any Subsidiary is eligible for funding relief in respect of its pension deficit funding obligations and any agreements or arrangements entered into for purposes of effecting any such legislation, regulation, order-in-council or similar enactment; and
     (22) contractual encumbrances or restrictions in effect on the Issue Date, and any amendments, restatements, modifications, supplements, renewals, extensions, refundings, replacements, or refinancings of those agreements; provided that the amendments, restatements, modifications, supplements, renewals, extensions, refundings, replacements, or refinancings are not, in the good faith judgment of the Board of Directors of the Issuer, materially more restrictive, taken as a whole, with respect to consensual encumbrances or restrictions set forth in clause (1), (2) or (3) of Section 4.08(a) than those contained in those agreements on the Issue Date.
     For purposes of determining compliance with this Section 4.08, the subordination of loans or advances made to the Issuer or a Restricted Subsidiary to other Indebtedness incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
     Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.
     (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.
     (b) The provisions of Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following Disqualified Stock (collectively, “Permitted Debt”):
     (1) (x) the incurrence by the Issuer and any Restricted Subsidiary and the guarantee thereof by any Restricted Subsidiary of Indebtedness and letters of credit (and reimbursement obligations with respect thereto) under one or more Credit Facilities (with letters of credit being deemed to have a principal amount equal to the maximum remaining potential liability of the Issuer and its Restricted Subsidiaries thereunder) and (y) Indebtedness incurred by a Receivables Entity in a Qualified Receivables Transaction, in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed the greater of:

     (A) $700.0 million less the amount applied to repay Indebtedness pursuant to Section 4.10(c)(1); and
     (B) the amount of the Borrowing Base as of the date of such incurrence;
     (2) the incurrence by the Issuer and its Restricted Subsidiaries of the Existing Indebtedness;
     (3) the incurrence by the Issuer and the Guarantors of Indebtedness represented by the Initial Notes and the related Note Guarantees and the Exchange Notes and related Guarantees thereof to be issued pursuant to the Registration Rights Agreement;
     (4) [Reserved];
     (5) the incurrence by the Issuer or any of its Restricted Subsidiaries of Attributable Debt in connection with a sale and leaseback transaction or Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, development, construction, installation, expansion, repair or improvement of property (either real or personal), plant or equipment used in the business of the Issuer or any of its Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the purchase of Equity Interests of any Person owning such assets), which incurrence occurs within 270 days of such purchase, design, development, construction, installation, expansion, repair or improvement in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (5), not to exceed, outstanding as of any date of incurrence of Indebtedness pursuant to this clause (5), the greater of (x) $125.0 million and (y) 2.0% of Total Assets;
     (6) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under Section 4.09(a) or clause (2), (3), (5), (6), (17) or (22) of this Section 4.09(b);
     (7) the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that:
     (A) if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness (other than Indebtedness incurred in the ordinary course in connection with the cash management operations of the Issuer and its Subsidiaries) must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and
     (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);
     (8) the issuance by any of the Issuer’s Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:
     (A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer; and
     (B) any sale or other transfer of any such preferred stock to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (8);
     (9) Hedging Obligations that are not incurred for speculative purposes but for the purpose of (a) fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (b) fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (c) fixing or hedging commodity price risk, including the price or cost of raw materials, emission rights, manufactured products or related commodities, with respect to any commodity purchases or sales;
     (10) the Guarantee by the Issuer or any of the Guarantors of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being Guaranteed is subordinated in right of payment to the Notes, then the Guarantee must be subordinated in right of payment to the same extent as the Indebtedness Guaranteed;
     (11) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, unemployment or other insurance or self-insurance obligations, bankers’ acceptances, performance, completion and surety bonds, completion guarantees and similar obligations in the ordinary course of business;
     (12) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;
     (13) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the Issuer or such Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the sale or other disposition of any business, assets or Capital Stock of the Issuer or any of its Restricted Subsidiaries, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock; provided that (A) the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the net proceeds, whether or not cash, actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition and (B) such Indebtedness is not reflected in the balance sheet of the Issuer or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on its balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (13));

     (14) the incurrence of contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;
     (15) the incurrence of Indebtedness consisting of guarantees of loans or other extensions of credit to or on behalf of current or former officers, directors, employees, or consultants of the Issuer, any of its Restricted Subsidiaries, or any direct or indirect parent of the Issuer for the purpose of permitting such Persons to purchase Capital Stock of the Issuer or any direct or indirect parent of the Issuer; provided that the aggregate amount of such Indebtedness and Investments made pursuant to clause (8) of the definition of “Permitted Investments” may not exceed $5.0 million at any one time outstanding;
     (16) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness solely in respect of premium financing and/or similar deferred payment obligations with respect to insurance policies purchased in the ordinary course of business;
     (17) (a) the incurrence by a wholly owned Foreign Subsidiary (other than a Foreign Subsidiary organized under the laws of Canada or any province thereof) of the Issuer of additional Indebtedness in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (17)(a), not to exceed $25.0 million at any time outstanding and (b) the incurrence by a wholly owned Foreign Subsidiary organized under the laws of Canada or any province thereof of the Issuer or of any Guarantor of additional Indebtedness in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (17)(b) not to exceed $35.0 million at any time outstanding;
     (18) the incurrence of Indebtedness under any agreement between the Issuer or any Restricted Subsidiary and any commercial bank or other financial institution relating to treasury, depository and cash management services, employee credit card arrangements or automated clearinghouse transfers of funds;
     (19) the incurrence of Indebtedness of the Issuer or any Restricted Subsidiary consisting of take-or-pay obligations entered into in the ordinary course of business;
     (20) the incurrence of Indebtedness incurred on behalf of, or representing guarantees of Indebtedness of, joint ventures not to exceed $50.0 million at any time outstanding;
     (21) the incurrence by the Issuer or any Restricted Subsidiaries of Obligations in respect of bankers’ acceptances, tender, bid, judgment, appeal, performance or governmental contract bonds and completion guarantees, surety, standby letters of credit and warranty and contractual service obligations of a like nature, trade letters of credit and documentary letters of credit and similar bonds or guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business;
     (22) Indebtedness, Disqualified Stock or preferred stock of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; provided further that after giving pro forma effect to such acquisition or merger, either:

     (A) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a); or
     (B) the Fixed Charge Coverage Ratio would be greater than that immediately prior to such acquisition or merger; and
     (23) the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness or Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (23), not to exceed $150.0 million.
     Any Indebtedness incurred under a Credit Facility pursuant to Section 4.09(b)(1) shall be deemed for purposes of this covenant to have been incurred on the date such Indebtedness was first incurred until such Indebtedness is actually repaid, other than pursuant to “cash sweep” provisions or any similar provisions under any Credit Facility that provide that such Indebtedness is deemed to be repaid daily (or otherwise periodically).
     For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness or Disqualified Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (23) above or is entitled to be incurred pursuant to Section 4.09(a), the Issuer will be permitted to classify all or a portion of such item of Indebtedness or Disqualified Stock on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness or Disqualified Stock (based on circumstances existing on the date of such reclassification), in any manner that complies with this Section 4.09, except that Indebtedness outstanding under the ABL Credit Agreement and under receivables securitization facilities related to a Qualified Receivables Transaction outstanding on the Release Date will always be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of “Permitted Debt.” The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual, accretion, or payment is included in Fixed Charges of the Issuer as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
     The amount of any Indebtedness outstanding as of any date will be:
(i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(ii) the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(iii) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(A) the Fair Market Value of such assets at the date of determination; and
(B) the amount of the Indebtedness of the other Person.

     Section 4.10. Asset Sales.
     (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
     (1) the Issuer (or its Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;
     (2) at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (2), each of the following shall be deemed to be cash:
     (A) except in the case of a Sale of Notes Priority Collateral, any liabilities, as shown on the Issuer’s most recent consolidated balance sheet, of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assumption or similar agreement;
     (B) except in the case of a Sale of Notes Priority Collateral, any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of receipt thereof, to the extent of the cash or Cash Equivalents received in that conversion;
     (C) except in the case of a Sale of Notes Priority Collateral, any Designated Non-cash Consideration received by the Issuer or any Restricted Subsidiary thereof in such Asset Sale having a Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (x) $50.0 million or (y) 1.0% of Total Assets at the time of receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received without giving effect to subsequent changes in value; and
     (D) any stock or assets of the kind referred to in clause (1) or (3) of Section 4.10(b) (in the case of a Sale of Notes Priority Collateral) or clause (2) or (4) of Section 4.10(c) (in any other case); and
     (3) in the case of a Sale of Notes Priority Collateral (A) at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Marketable Securities and (B) the Issuer (or its Restricted Subsidiary, as the case may be) deposits the Net Proceeds therefrom (to the extent they are in excess of $5.0 million) as Collateral into the Collateral Proceeds Account in accordance with Section 13.08.
     Notwithstanding the foregoing, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale at any time before the date that is the six month anniversary of the Release Date, other than an Asset Sale with respect to Specified Assets; provided that the first $100.0 million of Net Proceeds from any such Asset Sale of Specified Assets consummated before such six month anniversary shall be applied pursuant to Section 3.02 and any excess amount of Net Proceeds from any such Asset Sale of Specified Assets shall be applied in accordance with the subsequent paragraphs.

     (b) If the Issuer (or its Restricted Subsidiary, as the case may be) receives any Net Proceeds (to the extent they are in excess of $5.0 million) from a Casualty or Condemnation Event directly attributable to any Notes Priority Collateral, it will promptly deposit such Net Proceeds in the Collateral Proceeds Account in accordance with Section 13.08. Within 360 days after the receipt of any Net Proceeds from any Sale of Notes Priority Collateral or a Casualty or Condemnation Event directly attributable to any Notes Priority Collateral, the Issuer (or the applicable Restricted Subsidiary, as the case may be) may apply those Net Proceeds at its option:
     (1) to acquire all or substantially all of the assets of, or any Capital Stock of, a Permitted Business, if, after giving effect to any such acquisition, such Permitted Business is owned by the Issuer or a Guarantor and such Permitted Business includes Notes Priority Collateral with a Fair Market Value at least equal to the Fair Market Value of the Notes Priority Collateral disposed of in the applicable Sale of Notes Priority Collateral;
     (2) to make capital expenditures on assets that constitute Notes Priority Collateral;
     (3) to acquire other assets that are Notes Priority Collateral and that are used or useful in a Permitted Business; and/or
     (4) to repay Permitted Additional Pari Passu Obligations in an amount not to exceed the product of (x) the quotient equal to the principal amount of Additional Pari Passu Obligations then outstanding divided by the principal amount of First Priority Obligations then outstanding, and (y) the Net Proceeds received from such Sale of Notes Priority Collateral or Casualty or Condemnation Event, with the remaining Net Proceeds used to make a Net Proceeds Offer solely to Holders of the Notes.
     (c) Within 360 days after the receipt of any Net Proceeds from an Asset Sale (other than from a Sale of Notes Priority Collateral), the Issuer (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:
     (1) (A) in the case of Net Proceeds from any Asset Sale of assets of any non-Guarantor, to repay Indebtedness of such non-Guarantor or (B) in the case of any other Net Proceeds, to repay ABL Obligations;
     (2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Issuer;
     (3) to make a capital expenditure; and/or
     (4) to acquire other assets that are used or useful in a Permitted Business.
     (d) Pending the final application of any Net Proceeds (other than Net Proceeds from any Sale of Notes Priority Collateral or a Casualty or Condemnation Event directly attributable to any Notes Priority Collateral), the Issuer or the applicable Restricted Subsidiary, as the case may be, may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture. Any binding commitment to apply Net Proceeds to invest in accordance with clause (1), (2) or (3) of Section 4.10(b) (in the case of Net Proceeds of Notes Priority Collateral) or clause (2), (3) or (4) of Section 4.10(c) (in the case of any other Net Proceeds) shall be treated as a permitted final application of Net Proceeds from the date of such commitment so long as the Issuer or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment; provided that if such commitment is later canceled, terminated or otherwise not consummated after the 360-day period for any reason, then such Net Proceeds shall constitute “Excess Proceeds”.
     (e) Any Net Proceeds from Asset Sales (including Sales of Notes Priority Collateral, but excluding Excluded Proceeds) or Casualty or Condemnation Events related to Notes Priority Collateral that are not applied or invested as provided in Section 4.10(b) (in the case of Sales of Notes Priority Collateral or Net Proceeds from a Casualty or Condemnation Event related to Notes Priority Collateral) or (c) (in the case of any other Net Proceeds of any Asset Sale except to the extent provided in clause (a) above) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, within 30 days thereof, the Issuer will make an offer (a "Net Proceeds Offer”) to all Holders of Notes and to the holders of any Permitted Additional Pari Passu Obligations containing provisions similar to those set forth in this Section 4.10 (except with respect to a Net Proceeds Offer made solely to Holders of Notes pursuant to clause (4) of Section 4.10(b)) with respect to asset sales to purchase the maximum principal amount of Notes and such other Permitted Additional Pari Passu Obligations (plus all accrued interest and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased out of the Excess Proceeds. The offer price in any Net Proceeds Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash.
     (f) In the event that, pursuant to the foregoing provisions of this Section 4.10, the Issuer is required to commence a Net Proceeds Offer, it will follow the procedures specified below. The Net Proceeds Offer shall be made to all Holders and, except as provided Section 4.10(b), all holders of Permitted Additional Pari Passu Obligations (other than Additional Notes) containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Net Proceeds Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and, except as provided above, such other Permitted Additional Pari Passu Obligations (on a pro rata basis, with such adjustments as may be needed so that only Notes in minimum amounts of $2,000 and integral multiples of $1,000 will be purchased) or, if less than the Offer Amount has been tendered, all Notes and such other Permitted Additional Pari Passu Obligations tendered in response to the Net Proceeds Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.
     (g) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Special Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Net Proceeds Offer.
     (h) Upon the commencement of a Net Proceeds Offer, the Issuer will send a notice thereof to each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer. The notice, which will govern the terms of the Net Proceeds Offer, will state:
     (1) that the Net Proceeds Offer is being made pursuant to this Section 4.10 and the length of time the Net Proceeds Offer will remain open;
     (2) the Offer Amount, the purchase price and the Purchase Date;

     (3) that any Note not tendered or accepted for payment will continue to accrue interest;
     (4) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Net Proceeds Offer will cease to accrue interest on and after the Purchase Date;
     (5) that Holders electing to have a Note purchased pursuant to any Net Proceeds Offer may elect to have Notes purchased in denominations of $1,000 or integral multiples of $1,000 in excess thereof only (except that no Note may be purchased in part to the extent the remaining portion of such Note would be less than $2,000);
     (6) that Holders electing to have Notes purchased pursuant to any Net Proceeds Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
     (7) that Holders will be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (8) that, except as provided above, if the aggregate principal amount of Notes and other Permitted Additional Pari Passu Obligations surrendered by holders thereof exceeds the Offer Amount, the Issuer will select the Notes and other Permitted Additional Pari Passu Obligations to be purchased on a pro rata basis based on the principal amount of Notes and such other Permitted Additional Pari Passu Obligations surrendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof will remain outstanding); and
     (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
     (i) On or before the Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary and consistent with the provisions of this Section 4.10, the Offer Amount of Notes or portions thereof tendered pursuant to the Net Proceeds Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 4.10. The Issuer, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon written request from the Issuer, will authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Net Proceeds Offer on the Purchase Date.

     (j) If any Excess Proceeds remain after consummation of a Net Proceeds Offer, those Excess Proceeds will be released from the Collateral Proceeds Account in accordance with Section 13.08, and the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and Permitted Additional Pari Passu Obligations tendered into such Net Proceeds Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and Permitted Additional Pari Passu Obligations on a pro rata basis with such adjustments as may be needed so that only Notes in minimum amounts of $2,000 and integral multiples of $1,000 will be purchased. Upon completion of each Net Proceeds Offer, the amount of Excess Proceeds will be reset at zero (and to the extent such Net Proceeds are held in the Collateral Proceeds Account, such Net Proceeds shall be released to the Issuer). If the Issuer makes a Net Proceeds Offer prior to the 360-day deadline specified in Section 4.10(b) or (c), as applicable, with respect to any Net Proceeds, the Issuer’s obligations with respect to such Net Proceeds under this covenant shall be deemed satisfied after completion of such Net Proceeds Offer.
     (k) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Change of Control or a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.
     (l) For purposes of this Section 4.10, (x) any Additional Notes shall be deemed to be Notes and not Permitted Additional Pari Passu Obligations and (y) the Net Cash Proceeds attributable to the sale of (i) Notes Priority Collateral consisting of Equity Interests of a Person that is not a Guarantor shall be deemed to be equal to the equity value of such Equity Interests and (ii) a group of assets consisting of both Notes Priority Collateral and assets that are not Notes Priority Collateral shall be deemed to be Net Cash Proceeds from Notes Priority Collateral and such other assets, respectively, based on the Fair Market Value of the Notes Priority Collateral and such other assets (as determined in good faith by the Issuer, which determination shall be conclusive absent manifest error).
     Section 4.11. Transactions with Affiliates.
     (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each an “Affiliate Transaction”), unless:
     (1) the Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and
     (2) the Issuer delivers to the Trustee:
     (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, a resolution of the Board of Directors of the Issuer set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors of the Issuer; and

     (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.
     (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a):
     (1) any consulting or employment agreement or arrangements, incentive compensation plan, stock option or stock ownership plan, employee benefit plan, severance arrangements, officer or director indemnification agreement or any similar arrangement entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business for the benefit of directors, officers, employees and consultants of the Issuer or a direct or indirect parent of the Issuer and payments and transactions pursuant thereto and payments pursuant thereto;
     (2) transactions between or among the Issuer and/or its Restricted Subsidiaries;
     (3) transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
     (4) payment of reasonable directors’ fees;
     (5) any transaction in which the only consideration paid by the Issuer or any Restricted Subsidiary to Affiliates of the Issuer consists of Equity Interests (other than Disqualified Stock) of the Issuer or any contribution of capital to the Issuer;
     (6) Restricted Payments that do not violate the provisions of this Indenture or that are Permitted Investments (other than those described in clauses (4), (5), (10) and (12) of the definition thereof);
     (7) any agreement, instrument or arrangement as in effect on the Issue Date or any amendment thereto (so long as such amendment is not materially more disadvantageous, taken as a whole, than the applicable agreement, instrument or arrangement, as in effect on the Issue Date, as determined in good faith by the Issuer);
     (8) [Reserved];
     (9) loans or advances to employees in the ordinary course of business not to exceed $5.0 million in the aggregate at any one time outstanding;
     (10) transactions between the Issuer or any Restricted Subsidiary and any Person that is an Affiliate of the Issuer or any Restricted Subsidiary solely because a director of such Person is also a director of the Issuer or any direct or indirect parent entity of the Issuer; provided that such director abstains from voting as a director of the Issuer or any direct or indirect parent entity of the Issuer, as the case may be, on any matter involving such other Person;
     (11) purchase or sale of goods and/or services in the ordinary course of business on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person;
     (12) if such Affiliate Transaction is with an Affiliate in its capacity as a holder of Indebtedness of the Issuer or any Restricted Subsidiary, a transaction in which such Affiliate is treated no more favorably than the other holders of Indebtedness of the Issuer or such Restricted Subsidiary;
     (13) any capital contribution to any Affiliate otherwise permitted by this Indenture;
     (14) transactions with any joint venture engaged in a Permitted Business; provided that all the outstanding ownership interests of such joint venture are owned only by the Issuer, its Restricted Subsidiaries and Persons that are not Affiliates of the Issuer;
     (15) any Investment of the Issuer or any of its Restricted Subsidiaries existing on the Release Date, and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Release Date;
     (16) transactions between a Receivables Entity and any Person in which the Receivables Entity has an Investment;
     (17) the transactions contemplated by the Plans of Reorganization, including the payment of fees and expenses in connection therewith;
     (18) pledges of Equity Interests of Unrestricted Subsidiaries;
     (19) [Reserved]; and
     (20) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business or transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any provision of this Indenture.
     Section 4.12. Liens.
     The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens.
     Section 4.13. Business Activities.
     The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole, as reasonably determined by the Issuer.

     Section 4.14. Corporate Existence.
     Subject to Article 5, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect:
     (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents of the Issuer or any such Subsidiary; and
     (2) the rights (charter and statutory), licenses and franchises of the Issuer and its Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries (other than the Issuer), if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole, and that the loss thereof would not reasonably be expected to have a material adverse effect on the Issuer and its Subsidiaries, taken as a whole.
     Section 4.15. Offer to Repurchase upon Change of Control.
     (a) Upon the occurrence of a Change of Control following the Release Date, the Issuer will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuer will send a notice to each Holder with a copy to the Trustee describing the transaction or transactions that constitute the Change of Control and stating:
     (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;
     (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”);
     (3) that any Note not tendered will continue to accrue interest;
     (4) that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;
     (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
     (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
     (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.
     (b) On the Change of Control Payment Date, the Issuer will, to the extent lawful:
     (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
     (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
     (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.
     The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes as directed by the Issuer in writing, and the Trustee will promptly authenticate upon an authentication order from the Issuer and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
     (c) The Issuer will comply with the requirements of Rule l4e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.
     (d) Notwithstanding anything to the contrary in this Section 4.15, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.
     Section 4.16. [Reserved].
     Section 4.17. Payments for Consent.
     The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Security

Documents or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
     Section 4.18. Additional Note Guarantees.
     If (a) the Issuer or any of its Restricted Subsidiaries acquires or creates another Wholly owned Restricted Subsidiary (other than (x) a Foreign Subsidiary or (y) a Restricted Subsidiary that when taken together with each other Restricted Subsidiary that is not a Guarantor solely as a result of this clause (y) accounts for less than 1.0% of the Total Assets of the Issuer and its consolidated Restricted Subsidiaries and less than 1.0% of the consolidated revenue of the Issuer) after the Issue Date or (b) any of the Issuer’s Restricted Subsidiaries that is not a Guarantor guarantees any other Indebtedness of the Issuer or a Guarantor, then that newly acquired or created Wholly owned Restricted Subsidiary or Restricted Subsidiary, as applicable, will become a Guarantor of the Notes and execute a supplemental indenture and Security Documents, if applicable, and deliver an Opinion of Counsel and an Officer’s Certificate as to the authorization, execution, delivery and enforceability of such supplemental indenture and Security Documents satisfactory to the Trustee (and, if applicable, the Collateral Agent) within 20 Business Days of the date on which it was acquired, created or Guaranteed the other Indebtedness.
     Section 4.19. Designation of Restricted and Unrestricted Subsidiaries.
     The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event will the businesses currently operated by the Issuer be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Restricted Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 or under one or more clauses of the definition of “Permitted Investments”, as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.
     Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Unrestricted Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Issuer will be in default of such covenant. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     Section 4.20. Activities of Escrow Issuer
     Escrow Issuer shall not engage in any activities other than issuing the Notes, performing its obligations with respect to the Notes under this Indenture (including granting a security interest) and the Escrow Agreement and consummating the Assumption or the Special Mandatory Redemption, as applicable. Escrow Issuer may not own, hold or otherwise have any interest in any assets other than the Escrow Account and Permitted Escrow Investments.
ARTICLE 5
SUCCESSORS
     Section 5.01. Merger, Consolidation, or Sale of Assets.
     The Issuer shall not, directly or indirectly: (i) consolidate, merge or amalgamate with or into another Person (whether or not the Issuer is the surviving corporation); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
     (1) either:
     (A) the Issuer is the surviving corporation; or
     (B) the Person formed by or surviving any such consolidation, merger or amalgamation (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized or existing under the laws of the United States, any state of the United States or the District of Columbia and is either (i) a corporation or (ii) a partnership or limited liability company and is (or has previously been) joined by a corporation as a co-issuer of the Notes;
     (2) the Person formed by or surviving any such consolidation, merger or amalgamation (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer under the Notes, this Indenture, the Registration Rights Agreement and the Security Documents and pursuant to agreements reasonably satisfactory to the Trustee and the Collateral Agent;
     (3) immediately after such transaction, no Default or Event of Default exists; and
     (4) the Issuer or the Person formed by or surviving any such consolidation, merger or amalgamation (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) or (ii) have had a Fixed Charge Coverage Ratio equal to or greater than the Fixed Charge Coverage Ratio of the Issuer immediately prior to such transaction.
     In addition, the Issuer will not, directly or indirectly, lease all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

     This Section 5.01 will not apply to:
     (i) a merger, amalgamation or consolidation of the Issuer with an Affiliate solely for the purpose of (a) reorganizing the Issuer as a different type of entity; provided that in the case where the surviving entity in such merger, amalgamation or consolidation is not a corporation, a corporation becomes (or has previously become) a co-issuer of the Notes, or (b) reincorporating or reorganizing the Issuer in another jurisdiction, in each case in a transaction that complies with Sections 5.01(1) and (2);
     (ii) any consolidation, amalgamation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and its Restricted Subsidiaries; or
     (iii) any merger, amalgamation or consolidation of the Issuer or any Restricted Subsidiary pursuant to or contemplated by the Plans of Reorganization.
     Section 5.02. Successor Corporation Substituted.
     Upon any consolidation, amalgamation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01, the successor Person formed by such consolidation or amalgamation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, amalgamation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to “the Issuer” shall refer instead to the successor Person and not to previous Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of, premium, if any, or interest on the Notes in the case of a lease of all or substantially all of the Issuer’s property and assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01.
ARTICLE 6
DEFAULTS AND REMEDIES
     Section 6.01. Events of Default.
     Each of the following is an “Event of Default”:
     (1) default for 30 days in the payment when due of interest on, or Special Interest, if any, with respect to, the Notes;
     (2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;
     (3) failure by the Issuer or any of its Restricted Subsidiaries for 30 days after notice to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with the provisions of Sections 4.10, 4.15 or 5.01;

     (4) failure by the Issuer or any of its Restricted Subsidiaries for 60 days after notice to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture or the Security Documents;
     (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after Issue Date, if that default:
     (A) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or
     (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;
     (6) failure by the Issuer, any Restricted Subsidiary of the Issuer or any group of Restricted Subsidiaries of the Issuer to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million (net of any amounts covered by insurance or pursuant to which the Issuer is indemnified to the extent that the third party under such agreement acknowledges its obligations thereunder), which judgments are not paid, discharged or stayed for a period of 60 days and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree that is not promptly stayed;
     (7) the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
     (A) commences a voluntary case, application, petition, compromise, voluntary arrangement, scheme of arrangement, moratorium, liquidation, administration, or receivership or other proceeding,
     (B) consents to the entry of an order for relief against it in an involuntary case, application, petition or other proceeding,
     (C) consents to the appointment of a custodian, receiver, receiver-manager, administrative receiver, administrator or liquidator of it or for all or substantially all of its property,
     (D) makes a general assignment for the benefit of its creditors, begins negotiations with any creditor for the rescheduling or restructuring of any of its debts, a moratorium is declared or instituted, or any step is taken with a view to a moratorium or composition or similar arrangement with its creditors,

     (E) generally is not paying its debts as they become due; or is unable or admits in writing its inability, to pay its debts as such debts become due or is otherwise insolvent or by reason of actual or anticipated financial difficulties, suspends making payments on any of its debts, or announces an intention to do so, or its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a receiver, receiver-manager, administrative receiver, administrator, liquidator or other officer having similar powers over its property, or
     (F) is deemed for the purposes of any applicable law to be unable to pay its debts as they fall due, or is insolvent.
     (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary in an involuntary case, application, petition or other proceeding;
     (B) appoints a custodian, receiver, receiver-manager, administrative receiver, administrator, liquidator, or other similar officer of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary; or
     (C) orders the liquidation, administration or receivership of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days; or
     (9) except as permitted by Section 10.05, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; or
     (10) unless all of the Collateral has been released from the Note Liens in accordance with the provisions of the Security Documents, the default, repudiation or disaffirmation by the Issuer or any of its Restricted Subsidiaries of any of their obligations under the Security Documents (other than by reason of a release of such obligation or Lien related thereto in accordance with this Indenture or the Security Documents), which default, repudiation or disaffirmation results in Collateral having an aggregate Fair Market Value in excess of $50.0 million not being subject to a valid, perfected security interest in favor of the Collateral Agent under any applicable law (other than the law of any foreign jurisdiction) (to the extent required under the Security Documents), or a determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Issuer or any of its Restricted Subsidiaries for any reason with respect to Collateral having an aggregate Fair Market Value of $50.0 million or more; provided that such default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after the Issuer receives written notice thereof specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes demanding that such default be remedied.
     Section 6.02. Acceleration.
     In the case of an Event of Default specified in clause (7) or (8) of Section 6.01, with respect to the Issuer, any Restricted Subsidiary of the Issuer that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.
     Upon any such declaration, the Notes shall become due and payable immediately.
     Section 6.03. Other Remedies.
     If an Event of Default occurs and is continuing, subject to the Intercreditor Agreement, the Trustee may pursue any available remedy to collect the payment of principal, premium and Special Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Note Documents. Additionally, at the request of the Holders of a majority in principal amount of the Notes then outstanding following any declaration of the acceleration of the Notes that has not been rescinded, the Trustee may instruct the Escrow Agent to release the funds in the Escrow Account to the Trustee to consummate a Special Mandatory Redemption.
     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
     Section 6.04. Waiver of Past Defaults.
     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Special Interest, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
     Section 6.05. Control by Majority.
     Subject to the Intercreditor Agreement, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may subject the Trustee to personal liability or expense. Notwithstanding the foregoing, the Trustee shall have the right to select and retain counsel of its choosing to represent of in any such proceedings.
     Section 6.06. Limitation on Suits.
     Subject to the Intercreditor Agreement, a Holder may pursue a remedy with respect to this Indenture or the Notes only if:
     (1) such Holder gives to the Trustee written notice that an Event of Default is continuing;
     (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
     (3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;
     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
     (5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.
     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
     Section 6.07. Rights of Holders of Notes to Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Special Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
     Section 6.08. Collection Suit by Trustee.
     If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, subject to the Intercreditor Agreement, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer and Guarantors for the whole amount of principal of, premium and Special Interest, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     Section 6.09. Trustee May File Proofs of Claim.
     Subject to the Intercreditor Agreement, the Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, subject to the Intercreditor Agreement, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 6.10. Priorities.
     Subject to the Intercreditor Agreement, if the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:
     First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Special Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Special Interest, if any and interest, respectively; and
     Third: to the Company or the Issuer or to such party as a court of competent jurisdiction shall direct.
     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
     Section 6.11. Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE
     Section 7.01. Duties of Trustee.
     (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b) Except during the continuance of an Event of Default:
     (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the form required by this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture. Delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
     (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.
     (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
     (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     Section 7.02. Rights of Trustee.
     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee takes, suffers or omits to take any action hereunder, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
     (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.
     (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
     (g) The Trustee is not required to take notice or deemed to have notice of any Default or Event of Default hereunder or under any of the Note Documents with respect to a series of Notes (other than an Event of Default described in subsections (1) or (2) of Section 6.01 with respect to such Notes during any period the Trustee is also serving as a Paying Agent for such Notes), unless a Responsible Officer has received notice in writing of such Event of Default from the Issuer or from the Holders of at least 25% in aggregate principal amount of the outstanding Notes so affected, and in absence of any such notice, the Trustee may conclusively assume that no Default or Event of Default exists.
     (h) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.
     (i) The Trustee’s rights, powers, indemnities, immunities and protections from liability and its rights to compensation and indemnification in connection with the performance of its duties under this Indenture shall extend to (1) the Trustee, whether serving in any other capacity hereunder, including without limitation, in the capacity of Registrar or Paying Agent, and (2) the Trustee’s officers, directors, agents and employees. Such immunities and protections and rights to indemnification, together with the Trustee’s right to compensation, shall survive the Trustee’s resignation or removal, the discharge of this Indenture and final payment of the Notes.
     (j) The Trustee shall have no responsibility for any information in any offering document or other disclosure material distributed with respect to any series of Notes, and the Trustee shall have no responsibility for compliance with any state or federal securities laws in connection with the Notes, other than the filing of any documents required to be filed by an indenture trustee pursuant to the Trust Indenture Act.

     (k) Notwithstanding anything else herein contained, whenever any provision of this Indenture indicates that any confirmation of a condition or event is qualified by the words “to the knowledge of” or “known to” the Trustee or other words of similar meaning, said words shall mean and refer to the current awareness of one or more Responsible Officers who are located at the Corporate Trust Office of the Trustee.
     (l) The Trustee shall have no responsibility for any registration, filing, recording, reregistration, refiling or rerecording of this Indenture, any of the Security Documents or any other document or instrument executed in connection with this Indenture and the issuance and sale of the Notes, including without limitation, any financing statements or continuation statements with respect thereto.
     (m) The Trustee shall not be under any obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Issuer or any other party, or to report, or make or file claims or proof of loss for, any loss or damage insured against or which may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made.
     (n) The Trustee shall not be personally liable for any debts, contractual obligations or other claims by or on behalf of any Person (including, without limitation, any damages to Persons or property or salaries or other employee benefits) arising from the conduct or management of, or from any work or thing done on, any property that is subject to the Security Documents, whether such might arise prior to, during or after any period in which the Trustee may be in the possession of or managing any property subject to the Security Documents; and shall have no affirmative duty with respect to compliance of such properties under state or federal laws pertaining to the transport, storage, treatment or disposal of pollutants, contaminants, waste or hazardous materials, or regulations, permits or licenses issued under such laws.
     (o) Notwithstanding anything else contained herein or in any of the Security Documents, prior to exercising any rights or remedies under the Security Documents, including, without limitation, foreclosing on any property, the Trustee shall have the right to obtain any and all environmental and other reports and studies and undertake such additional investigation as it deems prudent, and to require that it be furnished with, security or indemnitees against any and all risks and liabilities in connection therewith, which shall have such coverage and be in form and substance satisfactory to the Trustee.
     (p) The Trustee shall have no responsibility or obligation to any Participant or Indirect Participant or to the Persons for whom they act as nominees with respect to the Notes, or to any Beneficial Owner of Notes in respect of the accuracy of any records maintained by the Depositary or its nominee or any Participant or Indirect Participant, the payment by the Depositary, or any Participant or Indirect Participant of any amount in respect of the principal or redemption price of or interest on the Notes, any notice which is permitted or required to be given under this Indenture, the selection by the Depositary or any Participant or Indirect Participant of any Person to receive payment in the event of a partial redemption of the Notes, or any consent given or other action taken by the Depositary or its nominee as Holder.
     Section 7.03. Individual Rights of Trustee.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Issuer or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

     Section 7.04. Trustee’s Disclaimer.
     The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, or the value, condition or sufficiency of the Collateral or any other assets pledged or assigned as security for the Notes, the right, title or interest of the Issuer, the Guarantor or any other Person therein, or the security provided thereby or by the Note Documents. The Trustee shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
     Section 7.05. Notice of Defaults.
     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will send to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Special Interest, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
     Section 7.06. Reports by Trustee to Holders of the Notes.
     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will send to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA § 313(c). Notwithstanding the foregoing, the requirements of this Section 7.06 shall not apply until such time as this Indenture has been qualified under the TIA.
     Section 7.07. Compensation and Indemnity.
     (a) The Issuer will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder and under the other Note Documents. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services in accordance with and subject to the Trustee’s standard billing practices. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
     (b) The Issuer and the Guarantors will indemnify, defend and hold the Trustee and its officers, directors, employees and agents harmless against any and all losses, liabilities, claims or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties, or the exercise or failure to exercise any of its rights or remedies, under this Indenture or the other Note Documents, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder and under the other Note Documents (or its failure to do so), except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the

Trustee to so notify the Issuer will not relieve the Issuer or any of the Guarantors of its/their obligations hereunder. The Issuer or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuer will pay the reasonable fees and expenses of such counsel. Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.
     (c) The obligations of the Issuer and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.
     (d) To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Lien (if any) securing the Notes on all money or property held or collected by the Trustee under the Note Documents or otherwise, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
     (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
     Section 7.08. Replacement of Trustee.
     (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
     (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10;
     (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (3) a custodian or public officer takes charge of the Trustee or its property; or
     (4) the Trustee becomes incapable of acting.
     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
     (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.
     Section 7.09. Successor Trustee by Merger, etc.
     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.
     Section 7.10. Eligibility; Disqualification.
     There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent filed annual or quarterly report of condition.
     This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).
     Section 7.11. Preferential Collection of Claims Against the Issuer.
     The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
     Section 7.12. Escrow Authorization.
     Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Escrow Agreement and authorizes and directs the Trustee to enter into the Escrow Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Escrow Issuer shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Escrow Agreement, to assure and confirm to the Trustee the security interest contemplated by the Escrow Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purpose herein expressed. Escrow Issuer shall take, or shall cause to be taken, any and all actions reasonably required to cause the Escrow Agreement to create and maintain, as security for the obligations of Escrow Issuer under this Indenture and the Notes as provided in the Escrow Agreement, valid and enforceable first priority perfected liens in and on all the Escrow Property, in favor of the Trustee for its benefit and the ratable benefit of the Holders. Additionally, the Trustee and the Collateral Agent are

hereby authorized, without the consent of any Holder, to enter into the Notes Documents contemplated by the Escrow Agreement to be entered into on or prior to the Release Date.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
     Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.
     The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
     Section 8.02. Legal Defeasance and Discharge.
     Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its/their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all its/their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same) and all of the Liens on Collateral securing the Notes shall be released, except for the following provisions of this Indenture which will survive until otherwise terminated or discharged hereunder:
     (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04;
     (2) the Issuer’s obligations with respect to such Notes under Article 2 and Section 4.02;
     (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith; and
     (4) this Article 8.
     Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.
     Section 8.03. Covenant Defeasance.
     Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04, be released from each of their/its obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.18 and 4.19 and clause (4) of the first paragraph of Section 5.01 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding”

for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, all Liens on the Collateral securing the Notes will be released and with respect to the outstanding Notes and Note Guarantees, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(3) through 6.01(6) and Sections 6.01(9) and (10) will not constitute Events of Default.
     Section 8.04. Conditions to Legal or Covenant Defeasance.
     In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03:
     (1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and Special Interest, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;
     (2) in the case of an election under Section 8.02, the Issuer must deliver to the Trustee an Opinion of Counsel confirming that:
     (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or
     (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of an election under Section 8.03, the Issuer must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;
     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;
     (6) the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and
     (7) the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
     Section 8.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
     Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Special Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
     The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
     Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
     Section 8.06. Repayment to Issuer.
     Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Special Interest, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Special Interest, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability and other obligations of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease.
     Section 8.07. Reinstatement.
     If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium or Special Interest, if any, or interest on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
     Section 9.01. Without Consent of Holders of Notes.
     Notwithstanding Section 9.02 of this Indenture, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Escrow Agreement, the Security Documents, the Notes or the Note Guarantees without the consent of any Holder of Note:
     (1) to cure any ambiguity, defect or inconsistency;
     (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (3) to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders of the Notes and Note Guarantees by a successor to the Issuer or such Guarantor pursuant to Article 5 or Article 10;
     (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;
     (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
     (6) to conform the text of this Indenture, the Notes, the Escrow Agreement, the Registration Rights Agreement or the Security Documents to any provision of the “Description of Notes” section of the Offering Memorandum, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Escrow Agreement, the Note Guarantees, the Notes or the Security Documents, which intent shall be evidenced by an Officer’s Certificate of the Issuer to that effect;
     (7) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date;

     (8) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;
     (9) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents;
     (10) to comply with the rules of the Depository; or
     (11) as contemplated by Section 7.12.
     In addition, the Issuer, the Guarantors, the Trustee and the Collateral Agent may amend the Intercreditor Agreement or the Security Documents to add additional secured parties holding Permitted Additional Pari Passu Obligations or ABL Obligations permitted by this Indenture with the same Lien priorities and rights as provided in the Intercreditor Agreement or to enter into intercreditor arrangements with the holders of any such Indebtedness so long as the terms of such intercreditor arrangements are not less favorable to the Holders of Notes than the intercreditor provisions contained in the Security Agreement and the Intercreditor Agreement.
     The consent of the Holders of Notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
     Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee will join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties, privileges, protections, indemnities, liabilities or immunities under this Indenture or otherwise.
     Section 9.02. With Consent of Holders of Notes.
     Except as provided below in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture (including, without limitation, Section 4.10 and Section 4.15) and the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Special Interest, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Security Documents, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).
     Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture or other amendments, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee will join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties, privileges, protections, indemnities, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.
     It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
     (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
     (2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 4.10 and 4.15);
     (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;
     (4) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
     (5) make any Note payable in money other than that stated in the Notes;
     (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes;
     (7) waive a redemption payment with respect to any Note (other than a payment required by Section 4.10 or 4.15);
     (8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or
     (9) make any change in the preceding amendment and waiver provisions.
     In addition, without the consent of the Holders of at least 66 2/3% in aggregate principal amount of Notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of this Indenture and the Security Documents with respect to the Notes Obligations.

     Without the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding, no amendment or waiver may make any change to, or extend the time for performance under, the escrow release provisions described in the Escrow Agreement or the Special Mandatory Redemption provisions in Section 6 of the Notes.
     Section 9.03. [Reserved].
     Section 9.04. Revocation and Effect of Consents.
     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
     Section 9.05. Notation on or Exchange of Notes.
     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
     Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
     Section 9.06. Trustee to Sign Amendments, etc.
     The Trustee will sign any amended or supplemental indenture or other amendment authorized pursuant to this Article 9 if the amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights, duties, liabilities, privileges, protections, indemnities or immunities of the Trustee. The Issuer may not sign an amended or supplemental indenture until the Board of Directors of the Issuer approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01) will be fully protected in relying upon, in addition to the documents required by Section 14.04, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
ARTICLE 10
NOTE GUARANTEES
     Section 10.01. Guarantee.
     (a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the other Notes Documents or the obligations of the Issuer hereunder or thereunder, that:
     (1) the principal of, premium and Special Interest, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise,

and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and
     (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
     (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
     (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.
     (e) All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Indenture. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under its Guarantee of the Notes such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors, multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under its Guarantee of the Notes in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under its Guarantee of the Notes that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 10.01, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of its Guarantee of the Notes (including in respect of this Section 10.01), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 10.01. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 10.01.
     Section 10.02. Limitation on Guarantor Liability.
     Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of applicable Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.
     Section 10.03. Execution and Delivery of Note Guarantee.
     To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers (but the failure to execute such notation shall not affect the validity of any Note Guarantee).
     Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
     If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.
     The delivery of any Note by the Trustee, after the authentication thereof hereunder, will be deemed to constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

     Section 10.04. Guarantors May Consolidate, etc., on Certain Terms.
     No Guarantor (other than any Guarantor whose Note Guarantee is to be released in accordance with the terms of Section 10.05 in connection with any transaction complying with the provisions of Section 4.10) will, and the Issuer will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Issuer or any other Guarantor unless:
     (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
     (2) such entity (if other than a Guarantor) assumes by supplemental indenture or other documentation or instruments (in form reasonably satisfactory to the trustee and the Collateral Agent), the performance of every covenant and obligation of the Guarantor on the Note Guarantee and the Indenture, the Security Documents and the Intercreditor Agreement, on the part of such Guarantor to be performed or observed, and such entity (whether or not previously a Guarantor) shall cause such amendments, supplements or other documents to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to such entity, together with such financing statements or comparable documents as may be required to perfect any security interest in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; and
     (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.
     In case of any such consolidation, amalgamation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution.
     Except as set forth in Articles 4 and 5, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation, amalgamation or merger of a Guarantor with or into the Issuer or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.

     Section 10.05. Releases.
     The Note Guarantee of any Guarantor, and the Collateral Agent’s Lien on the Collateral of such Guarantor, will be released:
     (1) in connection with any sale or other disposition of all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Guarantor if the sale or other disposition does not violate Section 4.10;
     (2) in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or Guarantor, if the sale or other disposition does not violate Section 4.10 and the Guarantor ceases to be a Restricted Subsidiary of the Issuer as a result of the sale or other disposition;
     (3) if the Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.19; or
     (4) upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 or satisfaction and discharge of this Indenture in accordance with Articles 8 and 11.
     Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and interest and premium and Special Interest, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.
ARTICLE 11
SATISFACTION AND DISCHARGE
     Section 11.01. Satisfaction and Discharge.
     This Indenture and Notes will be discharged (and all Liens on the Collateral will be released) and this Indenture will cease to be of further effect as to all Notes issued hereunder, when:
     (1) either:
     (A) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or
     (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Special Interest, if any, and accrued interest to the date of maturity or redemption;

     (2) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;
     (3) the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and
     (4) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.
In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
     Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07, that, by their terms, survive the satisfaction and discharge of this Indenture.
     Section 11.02. Application of Trust Money.
     Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Special Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01, provided that if the Issuer has made any payment of principal of, premium or Special Interest, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE 12
INTERCREDITOR AGREEMENT
     Section 12.01. Intercreditor Agreement.
     Each Holder by accepting a Note agrees that the Note Liens are subject to the terms of the Intercreditor Agreement. The Holders by accepting a Note hereby authorize and direct the Trustee and the Collateral Agent to enter into the Intercreditor Agreement on behalf of the Holders and agree that the Holders shall comply with the provisions of the Intercreditor Agreement applicable to them in their capacities as such to the same extent as if the Holders were parties thereto. In the event of a conflict or inconsistency between (a) the terms and provisions of this Indenture, the Notes or the Guarantees (on the one hand) and (b) the terms and provisions of the Intercreditor Agreement (on the other hand), the terms and provisions of the Intercreditor Agreement shall govern.
ARTICLE 13
COLLATERAL
     Section 13.01. Security Documents.
     The Note Obligations are secured as provided in the Security Documents. The Issuer shall, and shall cause each Guarantor to, and each Guarantor shall, make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) necessary to maintain (at the sole cost and expense of the Issuer and the Guarantors) the security interest created by the Security Documents in the Collateral as a perfected security interest to the extent perfection is required by the Security Documents, subject only to Permitted Liens.
     Section 13.02. Collateral Agent.
     (a) The Collateral Agent shall have all the rights and protections provided in the Security Documents and, additionally, shall have all the rights and protections in its dealings under the Security Documents as are provided to the “Trustee” under Article 7.
     (b) Subject to Section 7.01, none of the Collateral Agent, Trustee, Paying Agent, Registrar or Transfer Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Note Liens, or any defect or deficiency as to any such matters.
     (c) Except as required or permitted by the Security Documents, the Holders, by accepting a Note, acknowledge that the Collateral Agent will not be obligated:
     (1) to act upon directions purported to be delivered to it by any Person, except in accordance with the Security Documents;
     (2) to foreclose upon or otherwise enforce any Note Lien; or
     (3) to take any other action whatsoever with regard to any or all of the Note Liens, Security Documents or Collateral.
     Section 13.03. Authorization of Actions to Be Taken.
     (a) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Collateral Agent to enter into the Security Documents to which it is a party, authorizes and empowers the Collateral Agent to execute and deliver the Intercreditor Agreement and authorizes and empowers the Collateral Agent to bind the Holders of Notes as set forth in the Security Documents to which the Collateral Agent is a party and the Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder.

     (b) The Trustee is authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed to the Collateral Agent under the Security Documents to which the Trustee is a party and, subject to the terms of the Security Documents, to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.
     (c) Subject to the provisions of Section 7.01, Section 7.02, and the Security Documents, the Trustee may (but shall not be obligated to), in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:
     (1) foreclose upon or otherwise enforce any or all of the Note Liens;
     (2) enforce any of the terms of the Security Documents to which the Collateral Agent is a party; or
     (3) collect and receive payment of any and all Obligations.
     Subject to the Intercreditor Agreement and at the Issuer’s sole cost and expense, the Trustee is hereby authorized and empowered by each Holder of Notes (by its acceptance thereof) to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem reasonably expedient to protect or enforce the Note Liens or the Security Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem reasonably expedient, at the Issuer’s sole cost and expense, to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Note Liens or be prejudicial to the interests of Holders or the Trustee.
     Section 13.04. Release of Collateral.
     Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents and the Intercreditor Agreement and in accordance with Article 9. In addition, the Issuer and the Guarantors will be entitled to the release of assets included in the Collateral from the Liens securing the Notes, and the Trustee shall (or, if the Trustee is not then the Collateral Agent, shall direct the Collateral Agent to) release the same from such Liens at the Issuer’s sole cost and expense, under any one or more of the following circumstances without the need for any further action by any Person:
     (a) in whole or in part, as applicable, as to all or any portion of property subject to such Note Liens which has been taken by eminent domain, condemnation or other similar circumstances;
     (b) in whole upon (i) satisfaction and discharge of this Indenture in accordance with Article 11 or (ii) a Legal Defeasance or Covenant Defeasance under Article 8;
     (c) in part, as to any property that (i) is sold, transferred or otherwise disposed of by the Issuer or any Guarantor (other than to the Issuer or another Guarantor) in a transaction not prohibited by this Indenture at the time of such sale, transfer or disposition, (ii) is owned or at any time acquired by a Guarantor that has been released from its Guarantee pursuant to Section 10.05, concurrently with the release of such Guarantee or (iii) is Excluded Assets; and

     (d) in part, in accordance with the applicable provisions of the Security Documents.
In connection with any release of Collateral under this Indenture, the Issuer shall not be required to comply with Sections 314(c) or 314(d) of the TIA.
     Section 13.05. [Reserved].
     Section 13.06. Powers Exercisable by Receiver or Trustee.
     In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 13 upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any officer or officers thereof required by the provisions of this Article 13; and if the Trustee or the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Collateral Agent, as the case may be.
     Section 13.07. Voting.
     In connection with any matter under the Security Agreement requiring a vote of holders of Secured Obligations (as defined in the Security Agreement), the holders of such Secured Obligations shall be treated as a single class and the Holders shall cast their votes in accordance with this Indenture. The amount of the Notes to be voted by the Holders will equal the aggregate outstanding principal amount of the Notes. Following and in accordance with the outcome of the applicable vote under this Indenture, the Trustee shall vote the total amount of the Notes as a block in respect of any vote under the Security Agreement.
     Section 13.08. Collateral Proceeds Account.
     (a) Establishment of Collateral Proceeds Account. No later than the first date following the Issue Date on which the Issuer or any Guarantor receives any Net Proceeds that are expressly required pursuant to the provisions of Section 4.10 to be deposited into the Collateral Proceeds Account, there shall be established and, at all times thereafter until this Indenture shall have terminated, there shall be maintained with the Collateral Agent the Collateral Proceeds Account. The Collateral Proceeds Account shall be established and maintained by the Collateral Agent at the office of the Collateral Agent. For the avoidance of doubt, no other deposit account or securities account shall be, or shall be deemed to be, the Collateral Proceeds Account, and for purposes of this Indenture, “Trust Monies” shall include only Net Proceeds required to be deposited into the Collateral Proceeds Account pursuant to the terms of Section 4.10, amounts deposited in the Collateral Proceeds Account in accordance with the Security Agreement and any investment return in respect thereof received by the Collateral Agent. The Issuer shall cause all Net Proceeds expressly required by Section 4.10 to be deposited into the Collateral Proceeds Account to be so deposited in the Collateral Proceeds Account and any such Trust Monies shall be held by and under the dominion and control of the Collateral Agent for its benefit and for the benefit of the Secured Parties (as defined in the Security Agreement) as a part of the Collateral until released in accordance with this Article 12.
     (b) Withdrawal of Net Proceeds in Connection with Reinvestments. To the extent that any Trust Monies consist of Net Proceeds of an Asset Sale or Casualty or Condemnation Event, such Trust Monies may be withdrawn by the Issuer and shall be paid by the Collateral Agent (upon the direction of the Trustee) to reimburse the Issuer or any Guarantor for expenditures made, or to pay costs to be incurred, by the Issuer or such Guarantor in connection with a reinvestment of such Net Proceeds or repayment of Indebtedness with such Net Proceeds, in each case complying with Section 4.10, upon receipt by the Trustee and the Collateral Agent of an Officer’s Certificate, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Monies to the effect that:
     (i) such Trust Monies have been (or will be within 30 days of the requested date of release) applied in compliance with the requirements of Section 4.10; and
     (ii) to the extent required by Section 4.10 the Issuer has taken (or will take not later than 30 days following the application of such Net Proceeds) all steps, if any, required by the Security Documents in order to grant and/or perfect the security interest of the Collateral Agent in any assets in which such Net Proceeds have been reinvested (which Officer’s Certificate shall attach copies of (or forms of) any additional Security Documents or amendments thereto or filings thereunder, if any, required to comply with the Security Documents and Section 4.10).
     Upon compliance with the foregoing provisions of this Section 13.08, the Collateral Agent shall, upon receipt of a written request by the Issuer (which may be contained in the Officer’s Certificate), pay an amount of Trust Monies equal to the amount specified in the Officer’s Certificate required by this Section 13.08(b) as directed by the Issuer.
     (c) Withdrawal of Net Cash Proceeds to Fund a Net Proceeds Offer or Release Following a Net Proceeds Offer. To the extent that any Trust Monies consist of Net Proceeds received by the Collateral Agent pursuant to the provisions of Section 4.10 and a Net Proceeds Offer has been made in accordance therewith, such Trust Monies may be withdrawn by the Issuer and shall be paid by the Collateral Agent to the Paying Agent for application in accordance with Section 4.10 upon receipt by the Trustee and the Collateral Agent of an Officer’s Certificate, dated not more than ten (10) days prior to the Purchase Date, setting forth the amount of Excess Proceeds, as applicable, subject to the Net Proceeds Offer and the date on which Notes and Permitted Additional Pari Passu Obligations are to be purchased, and to the effect that:
     (1) (x) such Trust Monies constitute Net Proceeds and (y) pursuant to and in accordance with Section 4.10, the Issuer has made a Net Proceeds Offer; and
     (2) all conditions precedent and covenants herein provided for such application of Trust Monies have been satisfied.
     Upon compliance with the foregoing provisions of this Section 13.08(c), the Collateral Agent shall apply the Trust Monies as directed and specified by the Issuer, subject to Section 4.10 (including to return to the Issuer any such amount of Excess Proceeds that are subject to the Net Proceeds Offer and that are not required to be applied to the purchase of Notes or Permitted Additional Pari Passu Obligations pursuant to Section 4.10).
     (d) Investment of Trust Monies. So long as no Default or Event of Default shall have occurred and be continuing, all or any part of any Trust Monies held by (or held in an account subject to the sole control of) the Collateral Agent shall from time to time be invested or reinvested by the Collateral Agent in any Cash Equivalents pursuant to a written request by the Issuer in the form of an Officer’s Certificate, which shall specify the Cash Equivalents in which such Trust Monies shall be invested and shall certify that such investments constitute Cash Equivalents; and the Collateral Agent shall sell any such Cash Equivalent only upon receipt of such a written request by the Issuer specifying the particular Cash

Equivalent to be sold, unless otherwise required under the Security Agreement. So long as no Default or Event of Default occurs and is continuing, any interest or dividends accrued, earned or paid on such Cash Equivalents (in excess of any accrued interest or dividends paid at the time of purchase) that may be received by the Collateral Agent shall be forthwith paid to the Issuer. Such Cash Equivalents shall be held by the Collateral Agent as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.
     The Trustee and Collateral Agent shall not be liable or responsible for any loss, fee, tax or other charge resulting from such investments, reinvestments or sales except only for their own grossly negligent action, their own grossly negligent failure to act or their own willful misconduct in complying with this Section 13.08.
     (e) Application of Other Trust Monies. The Collateral Agent shall return all Trust Monies to the Issuer upon any Legal Defeasance or Covenant Defeasance under Article 8 or satisfaction and discharge of this Indenture under Article 11. The Collateral Agent shall have all rights and remedies with respect to the Collateral Proceeds Account and any Trust Monies as provided in the Security Documents.
     Section 13.09. Appointment and Authorization of Wells Fargo Bank as Collateral Agent.
     (1) Wells Fargo Bank, National Association is hereby designated and appointed as the Collateral Agent of the Holders under the Security Documents, and is authorized as the Collateral Agent for such Holders to execute and enter into each of the Security Documents and all other instruments relating to the Security Documents and (i) to take action and exercise such powers and remedies as are expressly required or permitted hereunder and under the Security Documents and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are, in each case, expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental hereto and thereto.
     (2) Notwithstanding any provision to the contrary elsewhere in this Indenture or the Security Documents, the Collateral Agent shall not have (i) any duties or responsibilities except those expressly set forth herein or therein or (ii) any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or any Security Document or otherwise exist against the Collateral Agent.
ARTICLE 14
MISCELLANEOUS
     Section 14.01. [Reserved].
     Section 14.02. Notices.
     Any notice or communication by the Issuer, any Guarantor, the Trustee or the Collateral Agent to the others is duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight courier guaranteeing next day delivery, to the others’ address:

     If to the Issuer and/or any Guarantor:
c/o AbitibiBowater Inc.
1155 Metcalfe Street, Suite 800
Montreal, Québec Canada H3B 5H2
Facsimile No.: (514) 394-3644
Attention: Chief Financial Officer
With a copy to:
Troutman Sanders LLP
600 Peachtree Street, NE Suite 5200
Atlanta, Georgia 30308
Facsimile No.: (404) 962-6740
Attention: Marlon F. Starr, Esq.
     If to the Trustee or the Collateral Agent:
Wells Fargo Bank, National Association
Corporate Trust Services
7000 Central Parkway Suite 550
Atlanta, GA 30328
Facsimile No.: (770) 551-5118
Attention: Stefan Victory
     The Issuer, any Guarantor, the Trustee or the Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
     All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight courier guaranteeing next day delivery.
     Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight courier guaranteeing next day delivery or by electronic means to its address shown on the register kept by the Registrar. Failure to send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
     If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     If the Issuer sends a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.
     Section 14.03. Communication by Holders of Notes with Other Holders of Notes.
     Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

     Section 14.04. Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:
     (1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 14.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 14.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
     Section 14.05. Statements Required in Certificate or Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
     (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
     Section 14.06. Rules by Trustee and Agents.
     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
     Section 14.07. No Personal Liability of Directors, Officers, Employees and Stockholders.
     No past, present or future director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
     Section 14.08. Governing Law.
     THIS INDENTURE, THE NOTE, AND THE NOTE GUARANTEES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF

THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES INSOFAR AS SUCH PRINCIPLES WOULD DEFER TO THE SUBSTANTIVE LAWS OF SOME OTHER JURISDICTION.
     Section 14.09. No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer, the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     Section 14.10. Successors.
     All agreements of the Issuer in this Indenture and the Notes will bind its successors (including the Company following the Assumption). All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05.
     Section 14.11. Severability.
     In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
     Section 14.12. Counterpart Originals.
     The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
     Section 14.13. Table of Contents, Headings, etc.
     The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
     Section 14.14. Jurisdiction; Consent to Service of Process.
     (a) Each party hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any U.S. Federal or New York State court sitting in the Borough of Manhattan, New York, New York in any action or proceeding arising out of or relating to this Indenture, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Indenture shall affect any right that the Issuer, the Trustee or any Holder of Notes may otherwise have to bring any action or proceeding relating to this Indenture against any party hereto or its properties in the courts of any jurisdiction.
     (b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     Section 14.15. Amendment and Restatement.
     The Original Indenture is hereby consolidated, amended and restated in its entirety by this Indenture, and is hereby deemed merged herein, superseded hereby, and enforceable only in accordance with the terms of this Indenture, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Company hereby confirms that it has assumed by operation of law all obligations of the Escrow Issuer as the “Issuer” under the Original Indenture, the Notes, the Registration Rights Agreement, and the other Note Documents and does expressly hereby agrees to unconditionally assume and perform all such obligations under this Indenture, the Notes and the Registration Rights Agreement, and the other Note Documents in accordance with the terms hereof and thereof from and after the effectiveness of this Indenture. It is intended that this Indenture is not a novation, or a release, discharge, payment or other satisfaction of any Note Obligations in respect of the Original Indenture.
     The Trustee, Issuer and each of the Guarantors hereby acknowledges and agrees that (i) the Security Documents, Notes, Note Guarantees, and all other Note Documents, agreements, mortgages, deeds of trust, security agreements, guarantees, Uniform Commercial Code financing statements and other agreements, documents and instruments evidencing or otherwise relating to the Original Indenture shall remain in full force and effect, without waiver or modification, notwithstanding the execution, delivery and performance of this Indenture; (ii) reaffirms each of its agreements and obligations owing under each of the Security Documents, Notes, Note Guarantees, and all other Note Documents, agreements, mortgages, deeds of trust, security agreements, guarantees, Uniform Commercial Code financing statements and other agreements, documents and instruments evidencing or otherwise relating to the Original Indenture; and (iii) all reference to the “Indenture” in any Security Document, Note, Note Guarantee, and any other Note Document or agreement, mortgage, deed of trust, security agreement, guarantee, document or instrument evidencing or otherwise relating to the Original is hereby deemed to be a reference to this Indenture. Except as expressly amended hereby, the Security Documents, the Notes and the Registration Rights Agreement, and all other Note Documents are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.
[Signatures on following page]

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

ABITIBIBOWATER INC., as the Issuer
By:	/s/ William G. Harvey
	Name:	William G. Harvey
	Title:	Senior Vice President, Chief Financial Officer, and Treasurer

ABIBOW US INC., as a Guarantor
By:	/s/ William G. Harvey
	Name:	William G. Harvey
	Title:	Senior Vice President and Treasurer

BOWATER NEWSPRINT SOUTH LLC, as a Guarantor
By:	/s/ William G. Harvey
	Name:	William G. Harvey
	Title:	Manager

BOWATER NUWAY MID-STATES INC., as a Guarantor
By:	/s/ William G. Harvey
	Name:	William G. Harvey
	Title:	President

LAKE SUPERIOR FOREST PRODUCTS INC., as a Guarantor
By:	/s/ William G. Harvey
	Name:	William G. Harvey
	Title:	Vice President and Chief Financial Officer

[INDENTURE]

DONOHUE CORP., as a Guarantor
By:	/s/ William G. Harvey
	Name:	William G. Harvey
	Title:	Vice President and Chief Financial Officer

ABIBOW RECYCLING LLC, as a Guarantor
By:	AbitibiBowater Inc., its Sole Member

By:	/s/ William G. Harvey
	Name:	William G. Harvey
	Title:	Senior Vice President, Chief Financial Officer, and Treasurer

ABITIBI CONSOLIDATED SALES LLC, as a Guarantor
By:	AbitibiBowater Inc., its Sole Member

By:	/s/ William G. Harvey
	Name:	William G. Harvey
	Title:	Senior Vice President, Chief Financial Officer, and Treasurer

[INDENTURE]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee and Collateral Agent
By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

[INDENTURE]

EXHIBIT A-1
FORM OF NOTE
[Face of Note]
     [Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
     [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
     [Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP: [          ]
ISIN: [            ]
$[______________]
10.25% Senior Secured Note due 2018

No. ___	[$______________]
     ABI ESCROW CORPORATION, a Delaware corporation (or, if the Assumption occurs, ABITIBIBOWATER INC., a Delaware corporation), promises to pay to Cede & Co., or registered assigns, the principal sum set forth on the Schedule of Increases or Decreases in Global Note attached hereto on October 15, 2018.
     Interest Payment Dates: April 15 and October 15
     Record Dates: April 1 and October 1
     Additional provisions of this Note are set forth on the other side of this Note.

     IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

ABI ESCROW CORPORATION
By:
Name:
Title:

Dated: [                    ]

     This is one of the Notes referred to in the within-mentioned Indenture:

Wells Fargo Bank, National Association, as Trustee
By:
Authorized Signatory

[Back of Note]
10.25% Senior Secured Note Due 2018
     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. ABI ESCROW CORPORATION, a Delaware corporation (or, if the Assumption occurs, ABITIBIBOWATER INC., a Delaware corporation, as the surviving entity) (the “Issuer”), promises to pay interest on the principal amount of this Note at 10.25% per annum from October 4, 2010 until maturity and shall pay the Special Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuer will pay interest and Special Interest, if any, semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that the first Interest Payment Date shall be April 15, 2011. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
     2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the April 1 and October 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Special Interest, if any, and interest at the office or agency of the Issuer of the Issuer maintained for such purpose, or, at the option of the Issuer, payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Special Interest, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     3. TRUSTEE; PAYING AGENT AND REGISTRAR. Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. None of the Company or any of its Affiliates may act in any such capacity.
     4. INDENTURE AND SECURITY DOCUMENTS. The Escrow Issuer issued the Notes under an Indenture, dated as of October 4, 2010 (the “Indenture”), among ABI Escrow Corporation and the Trustee. This Note is one of a duly authorized issue of Notes of the Issuer. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Following the Release Date, the Notes are secured obligations of the Issuer. The Notes are secured by a pledge of the Collateral pursuant to the Security Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

     5. OPTIONAL REDEMPTION.
     (a) The Notes are subject to redemption, at the option of the Issuer, in whole or in part, at any time on or after October 15, 2014 upon not less than 30 nor more than 60 days’ notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on October 15 of the years indicated below:

Redemption
Year	Price
2014	105.125%
2015	102.563%
2016 and thereafter	100.000%
     (b) Prior to October 15, 2013, the Issuer may redeem during each 12-month period commencing with the Issue Date up to 10% of the aggregate principal amount of the Notes issued under the Indenture, including any Additional Notes (or any Exchange Notes therefor) at its option, from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 103% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date that is on or prior to the redemption date).
     (c) In addition, at any time (a “Make-Whole Redemption Date”) prior to October 15, 2014, the Issuer may redeem the Notes, in whole or in part, at a Redemption Price equal to the principal amount of the Notes plus the Applicable Premium plus accrued and unpaid interest, if any, to but not including the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date that is on or prior to the redemption date).
     (d) In addition to the optional redemption provisions in clauses (a) through (c) above, prior to October 15, 2013, the Issuer may, from time to time, with the net proceeds of one or more Qualified Equity Offerings, redeem up to an aggregate of 35% of the aggregate principal amount of the outstanding Notes (including any Additional Notes but excluding any Exchange Notes), at a Redemption Price equal to 110.250% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the date of redemption; provided that at least 65% of the principal amount of Notes (including any Additional Notes) that have been issued under the Indenture remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Issuer or its Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Qualified Equity Offering.
     (e) Any notice of any redemption may be given prior to the redemption of any Notes, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a Qualified Equity Offering or other corporate transaction.
     6. SPECIAL MANDATORY REDEMPTION.
     (a) If the Release Date has not occurred on or before the Escrow End Date or if the Issuer shall at any time determine that it is unlikely to be able to comply with the requirements set forth in the Escrow Agreement for obtaining a release of the Escrow Property (the first such date to occur, the “Trigger

Date”), then the Issuer shall redeem the Notes (the “Special Mandatory Redemption”) no later than January 4, 2011 in cash at a price equal to 101% of the principal amount of Notes, together with accrued and unpaid interest from the date of the Indenture up to but not including the date of the Special Mandatory Redemption (the “Special Mandatory Redemption Price”) (subject to the rights of Holders of record on the relevant Record Date to receive interest payable on the related Interest Payment Date).
     (b) In the event that the Issuer or any Restricted Subsidiary receives any Excluded Proceeds from an Asset Sale of Specified Assets prior to the date that is six calendar months following the Release Date, the Issuer shall, within 30 days following the receipt of such Excluded Proceeds, apply an amount equal to the lesser of (x) 100% of such Excluded Proceeds and (y) an amount that, when aggregated with the amount of Excluded Proceeds previously applied pursuant to this Section 6(b), would equal $100.0 million, to redeem the maximum amount of Notes that can be redeemed with such Excluded Proceeds at a redemption price equal to 105% of the principal amount of the Notes so redeemed plus accrued and unpaid interest, if any, to but not including the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date that is on or prior to the redemption date). Notwithstanding the foregoing, for purposes of the Indenture, any Excluded Proceeds received by the Issuer or any Restricted Subsidiary following September 20, 2010 and prior to the Release Date shall be deemed to have been received by the Issuer or such Restricted Subsidiary on the Release Date.
     7. OFFERS TO REPURCHASE.
     (a) Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture.
     (b) In accordance with Section 4.10 of the Indenture, the Issuer will be required to offer to purchase Notes upon the occurrence of certain events.
     8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in fully registered form only, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.
     9. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
     10. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in Article 9 of the Indenture and Events of Default may be waived as provided in Article 6 of the Indenture.
     11. DEFAULTS AND REMEDIES. If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes, in each case, by notice to the Issuer, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or certain Restricted Subsidiaries occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.
     14. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee or an authenticating agent.
     15. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, including the right to receive Special Interest (as defined in the Registration Rights Agreement).
     16. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.
     17. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     18. REFERENCE TO INDENTURE AND OTHER RELATED DOCUMENTS. Reference is hereby made to the Indenture, the Security Agreement, the Intercreditor Agreement, the Escrow Agreement and other Note Documents (copies of which are on file at the Corporate Trust Office of the Trustee) and all indentures and agreements supplemental thereto for a description of the rights thereunder of the Holders of the Notes, the nature and extent of the security therefor, the rights, duties, protections and immunities of the Trustee and the rights and obligations of the Issuer and the Note Guarantors thereunder, to all the provisions of which the Holder, by acceptance hereof, assents and agrees.
     The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Issuer at the following address:
AbitibiBowater Inc.
1155 Metcalfe Street, Suite 800
Montreal, Québec Canada H3B 5H2
Facsimile No.: (514) 394-3644
Attention: Chief Financial Officer

\

ASSIGNMENT FORM
     To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date: _____________________

Your Signature:
(Sign exactly as your name appears on
the face of this Note)

Signature Guarantee*: __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:
☐ Section 4.10                 ☐ Section 4.15
     If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _____________________

Your Signature:
(Sign exactly as your name appears on
the face of this Note)

Tax Identification No.:_____________________
Signature Guarantee*: __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE*
     The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

	Amount of decrease	Amount of increase	Principal Amount of	Signature of
	in Principal	in Principal	this Global Note	authorized officer
Date of	Amount of	Amount of this	following such	of Trustee or
Exchange	this Global Note	Global Note	decrease or increase	Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
AbitibiBowater Inc.
1155 Metcalfe Street, Suite 800
Montreal, Québec Canada H3B 5H2
Attention: Investor Relations
Wells Fargo Bank, National Association
Corporate Trust Services
7000 Central Parkway, Suite 550
Atlanta, GA 30328
Re: 10.25% Senior Secured Notes due 2018
     Reference is hereby made to the Indenture, dated as of October 4, 2010 (the “Indenture”), among ABI Escrow Company, as issuer (the “Issuer”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     __________________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $______________ in such Note[s] or interests (the “Transfer”), to ________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
     1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
     2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
     3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
     (a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
     (b) ☐ such Transfer is being effected to the Issuer, Company or a subsidiary thereof;
or
     (c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
     (d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.
     4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

     (a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]
By:
Name:
Title:

Dated: _____________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ________), or

(ii)	☐ Regulation S Global Note (CUSIP ______), or

(iii)	☐ IAI Global Note (CUSIP _________); or

(b)	☐ a Restricted Definitive Note.

2.	☐ After the Transfer the Transferee will hold:
[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ________), or

(ii)	☐ Regulation S Global Note (CUSIP ______), or

(iii)	☐ IAI Global Note (CUSIP _________); or

(iv)	☐ Unrestricted Global Note (CUSIP ________); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
AbitibiBowater Inc.
1155 Metcalfe Street, Suite 800
Montreal, Québec Canada H3B 5H2
Attention: Investor Relations.
Wells Fargo Bank, National Association
Corporate Trust Services
7000 Central Parkway, Suite 550
Atlanta, GA 30328
Re: 10.25% Senior Secured Notes due 2018
(CUSIP _____)
     Reference is hereby made to the Indenture, dated as of October 4, 2010 (the “Indenture”), among ABI Escrow Company, as issuer (the “Issuer”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     _________________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $___________________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
     1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
     (b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☑ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]
By:
Name:
Title:

Dated: _____________________

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
AbitibiBowater Inc.
1155 Metcalfe Street, Suite 800
Montreal, Québec Canada H3B 5H2
Facsimile No.: [(___) __-____]
Attention: Investor Relations.
Wells Fargo Bank, National Association
Corporate Trust Services
7000 Central Parkway, Suite 550
Atlanta, GA 30328
Re: 10.25% Senior Secured Notes due 2018
     Reference is hereby made to the Indenture, dated as of October 4, 2010 (the “Indenture”), among ABI Escrow Company, as issuer (the “Issuer”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     In connection with our proposed purchase of $______________ aggregate principal amount of:
     (a) ☐ a beneficial interest in a Global Note, or
     (b) ☐ a Definitive Note,
     we confirm that:
     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of

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clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
     4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
     You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]
By:
Name:
Title:

Dated: ________________

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EXHIBIT E
FORM OF NOTATION OF GUARANTEE
     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of October 4, 2010 (the “Indenture”) among AbitibiBowater Inc. (as successor to ABI Escrow Company) (the “Issuer”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and Special Interest, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee or Collateral Agent all in accordance with the terms of the Indenture and other Note Documents and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee and Collateral Agent pursuant to the Note Guarantee, the Indenture and other Note Documents are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.
     Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]
By:
Name:
Title:

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